                                                                  Exhibit (b)(1)




                         CERTAIN MUTUAL FUNDS MANAGED BY
                  DEUTSCHE INVESTMENT MANAGEMENT AMERICAS INC.
              (FORMERLY KNOWN AS ZURICH SCUDDER INVESTMENTS, INC.),

                            THE LENDERS NAMED HEREIN

                                       AND

                              JPMORGAN CHASE BANK,
                             AS ADMINISTRATIVE AGENT

                                   ----------

                          J. P. MORGAN SECURITIES INC.,
                   AS ADVISOR, LEAD ARRANGER, AND BOOK MANAGER

                                   ----------

                     STATE STREET BANK AND TRUST COMPANY AND
                        CREDIT LYONNAIS NEW YORK BRANCH,
                              AS SYNDICATION AGENTS

                                   ----------

                                 $1,300,000,000
                                CREDIT AGREEMENT

                                   ----------


                           DATED AS OF APRIL 11, 2002

                                TABLE OF CONTENTS

                                                                                                                              Page
                                                                                                                              ----
SECTION 1.  DEFINITIONS.....................................................................................................   1
        1.1     Defined Terms...............................................................................................   1
        1.2     Other Definitional Provisions...............................................................................   9
        1.3     Assumptions Regarding Structure.............................................................................   9


SECTION 2.  AMOUNT AND TERMS OF COMMITMENTS.................................................................................   9
        2.1     Commitments.................................................................................................   9
        2.2     Procedure for Borrowing....................................................................................   10
        2.3     Fees.......................................................................................................   10
        2.4     Termination and Reduction of Commitment....................................................................   11
        2.5     Repayment of Loans; Evidence of Debt.......................................................................   11
        2.6     Optional and Mandatory Prepayments.........................................................................   12
        2.7     Interest Rates and Payment Dates...........................................................................   13
        2.8     Computation of Interest and Fees...........................................................................   13
        2.9     Pro Rata Treatment and Payments............................................................................   14
        2.10    Requirements of Law........................................................................................   14
        2.11    Taxes......................................................................................................   15
        2.12    Change of Lending Office; Replacement of Lender............................................................   17
        2.13    Swing Line Commitment......................................................................................   17
        2.14    Procedure for Swing Line Borrowing.........................................................................   17
        2.15    Refunding of Swing Line Loans..............................................................................   18
        2.16    Designation of Additional Borrowers; Amendments to Schedule I..............................................   19
        2.17    Interfund Lending..........................................................................................   19


SECTION 3.  REPRESENTATIONS AND WARRANTIES.................................................................................   20
        3.1     Financial Condition........................................................................................   20
        3.2     No Change..................................................................................................   20
        3.3     Existence; Compliance with Law.............................................................................   20
        3.4     Power; Authorization; Enforceable Obligations..............................................................   21
        3.5     No Legal Bar...............................................................................................   21
        3.6     No Material Litigation.....................................................................................   21
        3.7     No Default.................................................................................................   21
        3.8     Ownership of Property; Liens...............................................................................   22
        3.9     No Burdensome Restrictions.................................................................................   22
        3.10    Taxes......................................................................................................   22
        3.11    Federal Regulations........................................................................................   22
        3.12    ERISA......................................................................................................   22
        3.13    Certain Regulations........................................................................................   22
        3.14    Subsidiaries...............................................................................................   22
        3.15    Registration of the Funds..................................................................................   23

        3.16    Offering in Compliance with Securities Laws................................................................   23
        3.17    Investment Policies........................................................................................   23
        3.18    Permission to Borrow.......................................................................................   23
        3.19    Accuracy of Information; Electronic information............................................................   23
        3.20    Affiliated Persons.........................................................................................   23


SECTION 4. CONDITIONS PRECEDENT............................................................................................   24
        4.1     Conditions to Initial Loans................................................................................   24
        4.2     Conditions to Each Loan....................................................................................   26


SECTION 5.  AFFIRMATIVE COVENANTS..........................................................................................   27
        5.1     Financial Statements.......................................................................................   27
        5.2     Certificates; Other Information............................................................................   28
        5.3     Payment of Obligations.....................................................................................   28
        5.4     Conduct of Business and Maintenance of Existence...........................................................   28
        5.5     Maintenance of Property; Insurance.........................................................................   29
        5.6     Inspection of Property; Books and Records; Discussions.....................................................   29
        5.7     Notices....................................................................................................   29
        5.8     Purpose of Loans...........................................................................................   30
        5.9     Payment of Taxes...........................................................................................   30


SECTION 6.  NEGATIVE COVENANTS  30
        6.1     Financial Condition Covenant...............................................................................   30
        6.2     Limitation on Indebtedness; Derivatives....................................................................   31
        6.3     Limitation on Liens........................................................................................   31
        6.4     Limitation on Guarantee Obligations........................................................................   31
        6.5     Limitation on Fundamental Changes..........................................................................   31
        6.6     Limitation on Distributions................................................................................   32
        6.7     Limitation on Investments, Loans and Advances..............................................................   32
        6.8     Limitation on Transactions with Affiliates.................................................................   32
        6.9     Limitation on Negative Pledge Clauses......................................................................   32
        6.10    Limitation on Changes to Investment Policies...............................................................   32
        6.11    Permitted Activities.......................................................................................   33
        6.12    Sale of Assets, Consolidation, Merger, Etc.................................................................   33


SECTION 7.  EVENTS OF DEFAULT..............................................................................................   33


SECTION 8.  THE ADMINISTRATIVE AGENT.......................................................................................   36
        8.1     Appointment................................................................................................   36
        8.2     Delegation of Duties.......................................................................................   37
        8.3     Exculpatory Provisions.....................................................................................   37

        8.4     Reliance by Administrative Agent...........................................................................   37
        8.5     Notice of Default..........................................................................................   37
        8.6     Non-Reliance on Administrative Agent and Other Lenders.....................................................   38
        8.7     Indemnification............................................................................................   38
        8.8     Administrative Agent in Its Individual Capacity............................................................   39
        8.9     Successor Administrative Agent.............................................................................   39


SECTION 9.  MISCELLANEOUS..................................................................................................   39
        9.1     Amendments and Waivers.....................................................................................   39
        9.2     Notices....................................................................................................   40
        9.3     No Waiver; Cumulative Remedies.............................................................................   41
        9.4     Survival of Representations and Warranties.................................................................   41
        9.5     Payment of Expenses and Taxes..............................................................................   41
        9.6     Successors and Assigns; Participations and Assignments.....................................................   42
        9.7     Adjustments; Set-off.......................................................................................   44
        9.8     Counterparts...............................................................................................   45
        9.9     Severability...............................................................................................   45
        9.10    Integration................................................................................................   45
        9.11    GOVERNING LAW..............................................................................................   46
        9.12    Submission To Jurisdiction; Waivers........................................................................   46
        9.13    Acknowledgements...........................................................................................   47
        9.14    WAIVERS OF JURY TRIAL......................................................................................   47
        9.15    Recourse...................................................................................................   48
        9.16    Integration................................................................................................   48
        9.17    Termination of Existing Credit Facilities..................................................................   48


SCHEDULES:

Schedule I   Borrowers & Pro Rata Allocations
Schedule II  Commitments, Addresses, Etc.
Schedule III Amendments to Investment Management Agreements
Schedule IV  Amendments to Custody Agreements

EXHIBITS:

Exhibit 2.5(e) Form of Note
Exhibit 2.16(a) Form for Designation of New Borrowers
Exhibit 4.1(g) Form of Opinion
Exhibit 9.6(c) Form of Assignment and Acceptance

                                                                  Exhibit (b)(1)


         CREDIT AGREEMENT, dated as of April 11, 2002 (as amended, restated, supplemented or otherwise modified from time to time, this "Agreement") among
(i) the undersigned registered investment companies (each, a "Fund", and collectively, the "Funds"), each of which is executing this Agreement on behalf of itself, and, if applicable, certain of its respective investment portfolios set forth beneath such Fund's name on the signature pages hereon (each of which Funds or investment portfolios, as the case may be, is, individually, a "Borrower" and, collectively, the "Borrowers"), (ii) the several banks and other financial institutions from time to time parties to this Agreement (the "Lenders") and (iii) JPMORGAN CHASE BANK, a New York banking corporation, as a Lender and as administrative agent for the Lenders hereunder (in such capacity, the "Administrative Agent");

                              W I T N E S S E T H :

         WHEREAS, each Fund is an open-end or a closed-end registered investment company under the Investment Company Act of 1940 for which Deutsche IMA (as defined below) acts as an investment manager;

         WHEREAS, each Borrower has requested the Lenders to make Loans (as defined below) severally and not jointly to each Borrower and to make available to it a credit facility for the purposes and on the terms and conditions set forth herein; and

         WHEREAS, each Lender acknowledges that each Borrower shall be liable hereunder only for the Loans made to such Borrower hereunder and interest thereon and for the fees and expenses associated therewith and as otherwise set forth herein, and that, notwithstanding anything to the contrary herein, each Borrower's obligations hereunder are several and not joint;

         NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties to this Agreement agree as follows:

                             SECTION 1. DEFINITIONS

      Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

         "Administrative Agent": JPMorgan Chase Bank, together with its permitted successors, as the administrative agent for the Lenders under this Agreement and the other Loan Documents.

         "Affiliate": as to any Person, any other Person (other than a Subsidiary) which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (a) vote 10% or more of the securities having ordinary voting power for the election of directors of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

         "Aggregate Commitment": the total of all Commitments of all Lenders, as may be reduced from time to time in the accordance with the terms of this Agreement. On the Closing Date at the time of closing, the Aggregate Commitment shall be equal to $1,300,000,000.

         "Agreement": this Credit Agreement, as further amended, restated, supplemented or otherwise modified from time to time.

         "Applicable Law": any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

         "Applicable Margin": 0.50% per annum.

         "Asset Coverage Ratio": with respect to any Borrower, the ratio which the value of the Total Assets of such Borrower less all liabilities and Indebtedness not represented by Senior Securities, bears to the aggregate amount of all Senior Securities representing Indebtedness of such Borrower. For the purposes of calculating the Asset Coverage Ratio, the amount of any liability or Indebtedness deducted from Total Assets shall be equal to the greater of (x) the outstanding amount of such liability or Indebtedness and (y) the fair market value of all assets securing such liability or Indebtedness. The indebtedness incurred by any Borrower under any Interfund Lending shall be deemed to be a Senior Security for purposes of calculating the Asset Coverage Ratio as it applies to the Borrower

         "Assignee": as defined in Section 9.6(c).

         "Available Commitment": as to any Lender at any time, an amount equal to (a) the amount of such Lender's Commitment less (b) the aggregate principal amount of all Loans to all Borrowers made by such Lender then outstanding; collectively, as to all the Lenders, the "Available Commitments".

         "Benefited Lender": as defined in Section 9.7(a).

         "Borrower" and "Borrowers": as defined in the Preamble hereto.

         "Borrowing Date": any Business Day specified in a notice pursuant to
Section 2.2 or 2.14 as a date on which a Fund, on its own behalf or if applicable on behalf of an investment portfolio thereof that is a Borrower, requests the Lenders to make Loans hereunder.

         "Business Day": a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close.

         "Charter Documents": the certificate of incorporation, declaration of trust, by-laws or other organizational or governing documents of a Fund, in each case applicable to or binding upon such Fund or any of its property or to which such Fund or any of its property is subject.

         "Chase": JPMorgan Chase Bank (formerly known as The Chase Manhattan
Bank), a New York banking corporation.

         "Closing Date": the date on which the conditions precedent set forth in
Section 4.1 shall be satisfied and the Loan Documents are signed by the parties hereto and delivered to the offices of Pryor, Cashman, Sherman & Flynn, at 410 Park Avenue, New York, New York 10022, which date shall be the date as of which this Agreement is dated.

         "Code": the Internal Revenue Code of 1986, as amended from time to time.

         "Commitment": as to any Lender, the obligation of such Lender to make Loans to the Borrowers hereunder in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender's name on Schedule II hereto.

         "Commitment Fee": as defined in Section 2.3.

         "Commitment Percentage": as to any Lender at any time, the percentage which such Lender's Commitment then constitutes of the aggregate Commitments of all Lenders (or, at any time after the Commitments of all the Lenders shall have expired or terminated, the percentage which the aggregate principal amount of such Lender's Loans then outstanding constitutes of the aggregate principal amount of the Loans of all the Lenders then outstanding).

         "Commitment Period": the period from and including the Closing Date, to but not including, the Termination Date.

         "Commonly Controlled Entity": an entity, whether or not incorporated, which is under common control with any Borrower within the meaning of Section 4001 of ERISA or is part of a group which includes any Borrower and which is treated as a single employer under Section 414 of the Code.

         "Confidential Information": as defined in Section 9.10(b) hereof.

         "Contractual Obligation": as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

         "Custody Agreement": as to each Fund, on its own behalf or if applicable on behalf of each investment portfolio thereof that is a Borrower, the Custody Agreement(s) set forth in Schedule IV hereto.

         "Default": any of the events specified in Section 7, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

         "Designated Borrower": any Borrower designated as such on Schedule I hereto.

         "Designated Borrower Asset Coverage Ratio Percentage": the percentage stated in Schedule I hereto for each Designated Borrower.

         "Deutsche IMA": Deutsche Investment Management Americas Inc., a Delaware corporation.

         "Dollars" and "$": dollars in lawful currency of the United States of America.

         "Eligible Lender": an entity that is a "Bank" (as defined in the 1940
Act) and is not otherwise prohibited by Section 17 of the 1940 Act from lending to any of the Borrowers.

         "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time.

         "Event of Default": any of the events specified in Section 7, provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

         "Federal Funds Rate": for any day, the "offered rate", as determined by Chase, or, in the case of Swing Line loans, the Swing Line Lender, for overnight federal funds, which rate is determined day to day and will be reasonably representative of the market conditions at the times set.

         "Financing Lease": any lease of property, real or personal, the obligations of the lessee in respect of which are required in accordance with GAAP to be capitalized on a balance sheet of the lessee.

         "Fund": as defined in the Preamble hereto.

         "GAAP": generally accepted accounting principles in the United States of America in effect from time to time.

         "Governmental Authority": any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

         "Guarantee Obligation": as to any Person (the "guaranteeing person"), any obligation of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "primary obligations") of any other third Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor,
(ii) to advance or supply funds (A) for the purchase or payment of any such primary obligation or (B) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by such guaranteeing person in good faith.

         "Indebtedness": of any Person at any date, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices), (b) any other indebtedness of such Person which is evidenced by a note, bond, debenture or similar debt instrument, (c) all obligations of such Person under Financing Leases or Interest Rate Agreements, calculated daily on a marked-to-market basis in accordance with GAAP, (d) all obligations of such Person in respect of acceptances (as defined in Section 3-410 of the UCC) issued or created for the account of such Person, (e) all reimbursement obligations of such person arising out of any letters of credit, and (f) all liabilities secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof.

         "Interest Payment Date": as to any Loan, the Maturity Date for such Loan, or with respect to any prepayment, the date of such prepayment.

         "Interest Rate Agreement": any interest rate protection agreement, interest rate future, interest rate option, interest rate swap, interest rate cap or other interest rate hedge or arrangement under which a Fund, on its own behalf or if applicable on behalf of an investment portfolio thereof that is a Borrower, is a party or a beneficiary.

         "Interfund Lending": lending by a registered investment company or an investment portfolio thereof advised by Deutsche IMA to one or more other registered investment companies or investment portfolios thereof advised by Deutsche IMA, or borrowing by a registered investment company or an investment portfolio thereof advised by Deutsche IMA from one or more other registered investment companies or investment portfolios thereof advised by Deutsche IMA, in either case pursuant to an Interfund Lending Exemptive Order issued by the Securities and Exchange Commission, or otherwise allowed by any Applicable Law.

         "Interfund Lending Exemptive Order": an exemptive order, including any amended or supplemental order, issued by the Securities and Exchange Commission authorizing Interfund Lending.

         "Interfund Loan": a loan to a Borrower pursuant to an Interfund Lending arrangement.

         "Investment Management Agreement": as to the Funds and each Borrower, the Investment Management Agreement set forth on Schedule III hereto.

         "Investment Policies": as to each Borrower, the policies and objectives for, and limits and restrictions on, investing by such Borrower set forth in the Prospectus relating to such Borrower.

         "Lenders": as defined in the Preamble hereto.

         "Lien": any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any Financing Lease having substantially the same economic effect as any of the foregoing).

         "Loan Documents": this Agreement, the Notes and all other agreements, instruments, and other documents entered into in connection with the transactions contemplated by this Agreement, and all amendments and supplements thereto.

         "Loans": all loans made pursuant to this Agreement; individually, a "Loan".

         "Material Adverse Effect": a material adverse effect on (a) the business, financial condition, operations or ability to timely perform any of its material obligations under the Loan Documents of a Fund or a Borrower or (b) the legality, validity, binding nature or enforceability of the Loan Documents or the rights or remedies of the Administrative Agent or the Lenders hereunder or thereunder.

         "Maturity Date": as to each Loan, the date which is the earliest of (a) 30 days after the Borrowing Date for such Loan (or, with respect to a Swing Line Loan, seven days after the Borrowing date therefor), (b) the Termination Date and (c) the payment in full of such Loan.

         "Moody's": Moody's Investor Service, Inc.

         "1940 Act": the Investment Company Act of 1940, as amended, together with all rules and regulations promulgated from time to time thereunder.

         "Non-Excluded Taxes": as defined in Section 2.11.

         "Non-Recourse Person": as defined in Section 9.15.

         "Notes": the collective reference to the Revolving Credit Notes; individually, a "Note".

         "Original Closing Dates": the closing dates of those certain Credit Agreements dated as of April 28, 1999 and November 22, 1999, as each has been amended, restated or otherwise modified from time to time, including without limitation as terminated, replaced and restated by any Termination, Replacement and Restatement Agreements, between, respectively, the Borrowers (as defined therein) party thereto, the Lenders (as defined therein) party thereto and the Administrative Agent.

         "Participant": as defined in Section 9.6(b).

         "Person": an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

         "Plan": at a particular time, any employee benefit plan covered by ERISA which any applicable Person maintains.

         "Pro Rata Allocation": as to each Borrower, the percentage amount stated in Schedule I to this Agreement; provided that, if no Event of Default shall have occurred and be continuing, Deutsche IMA, on behalf of the Borrowers and without the consent of the Lenders, by written notice to the Administrative Agent, may change the Pro Rata Allocations from time to time in Deutsche IMA's sole discretion; provided further, that while an Event of Default has occurred and is continuing with respect to a Borrower, the Pro Rata Allocations may be changed in such manner as long as the Pro Rata Allocation of any such defaulting Borrower is not increased; and provided further, that, after any change in Pro Rata Allocations, the aggregate amount of all Pro Rata Allocations shall equal 100%. The delivery of such written notice shall constitute a representation and warranty by the Borrowers as of the date thereof that no Event of Default shall have occurred and be continuing with respect to each Borrower whose Pro Rata Allocation has been increased.

         "Prospectus": at a particular time, shall mean (i) as to a Fund that is itself a Borrower, the currently effective prospectus and statement of additional information of such Fund, and (ii) as to each other Borrower, the applicable portions of the currently effective prospectus(es) and statement(s) of additional information of the Fund of which such Borrower is an investment portfolio.

         "Register": as defined in Section 9.6(d).

         "Registration Statement": (i) as to each Fund that is itself a Borrower, that registration statement as filed with the Securities and Exchange Commission under the Securities Act and the 1940 Act, and (ii) as to each other Borrower, that portion applicable to such Borrower of the registration statement of the Fund of which such Borrower is an investment portfolio as filed with the Securities and Exchange Commission under the Securities Act and the 1940 Act; in each case as amended from time to time.

         "Regulation T": Regulation T of the Board of Governors of the Federal Reserve System as in effect from time to time.

         "Regulation U": Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

         "Regulation X": Regulation X of the Board of Governors of the Federal Reserve System as in effect from time to time.

         "Required Lenders": at any time, Lenders the Commitment Percentages of which aggregate more than 50%.

         "Requirement of Law": as to any Person, the certificate of incorporation, by-laws, partnership agreement, or other organizational or governing documents of such Person, and any Applicable Law.

         "Responsible Officer": the chairman, vice chairman, president, treasurer, secretary, assistant treasurer or assistant secretary of a Fund, or, with respect to financial matters, the treasurer of such Fund.

         "Reverse Repurchase Transaction": a transaction whereby a Fund, on its own behalf or on behalf of a portfolio thereof that is a Borrower, (i) transfers possession of a security it owns (but not record ownership or the right to receive interest and principal payments thereon) to another party in exchange for a percentage of the value of the security (for purposes of this definition, the "payment proceeds"), and (ii) repossesses the security at an agreed upon future date by remitting the payment proceeds plus interest.

         "Revolving Credit Loan": as defined in Section 2.1.

         "Revolving Credit Note": as defined in Section 2.5(e).

         "S&P": Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies.

         "SFASC": Scudder Fund Accounting Corporation, a Delaware corporation.

         "SMFI": Scudder Mutual Funds, Inc., a registered open-end management investment company under the 1940 Act.

         "SPMI": Scudder Precious Metals, Inc., an offshore company organized under the laws of the Cayman Islands.

         "Securities Act": the Securities Act of 1933, as amended, together with all rules and regulations promulgated from time to time thereunder.

         "Senior Securities Representing Indebtedness": any Senior Security other than stock.

         "Senior Security": any bond, debenture, note or similar obligation or instrument constituting a security and evidencing indebtedness (including without limitation all Loans under this Agreement), and any share of beneficial interest or common stock, as the case may be, of a Fund, on its own behalf or if applicable on behalf of each investment portfolio thereof that is a Borrower, of a class (other than a class established in accordance with Rule 18f-3 of the 1940 Act) having priority over any other class of shares of such Fund as to distribution of assets or payment of dividends.

         "Subsidiary": as to any Person, a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person.

         "Swap Obligation": as to any Person, any obligation of such Person arising out of (i) any "swap agreement" (as defined in Section 101(53B) of the Bankruptcy Code), (ii) any equity swap, floor, collar, cap or option transaction, (iii) any option to enter into any of the foregoing or (iv) any combination of the foregoing.

         "Swing Line Commitment": the obligation of the Swing Line Lender to make Swing Line Loans pursuant to Section 2.13 hereof in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite the Swing Line Lender's name on Schedule II hereto.

         "Swing Line Lender": State Street Bank and Trust Company.

         "Swing Line Loans": as defined in Section 2.13 hereof.

         "Swing Line Participation Amount": as defined in Section 2.15(c) hereof.

         "Termination Date": April 10, 2003, or such earlier date on which the Commitments shall terminate as provided herein.

         "Total Assets": at any time, all assets of a Borrower which in accordance with GAAP would be classified as assets on a balance sheet of such Borrower prepared as of such time; provided, however, that the term Total Assets shall not include (a) equipment, (b) securities owned by a Borrower which are in default and (c) deferred organizational and offering expenses.

         "Transferee": as defined in Section 9.6(f).

         "UCC": the Uniform Commercial Code as from time to time in effect in the State of New York.

      1.2 Other Definitional Provisions. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have such defined meanings when used in any Note or other Loan Document or any certificate or other document made or delivered pursuant hereto.

         (b) As used herein and in any Notes or other Loan Document, and any certificate or other document made or delivered pursuant hereto, accounting terms relating to any Fund or Borrower not defined in Section 1.1 and accounting terms partly defined in
                  Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP (as consistently applied).

         (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, subsection, Schedule and Exhibit references are to this Agreement unless otherwise specified.

         (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

      1.3 Assumptions Regarding Structure. For the sake of clarity and construction, the parties hereto hereby set forth their acknowledgment and agreement that each Borrower that is an investment portfolio of a Fund is not a separately existing legal entity entitled to enter into contractual agreements or to execute instruments and, for these reasons, any such Fund is executing this Agreement and each respective Note on behalf of its investment portfolios, as Borrowers, and that such investment portfolios will utilize the Loans thus made on their behalf. Notwithstanding anything to the contrary in this Agreement, each Borrower (including without limitation each Fund that is itself a Borrower) shall be liable hereunder only for the Loans made to such Borrower hereunder and interest thereon and for the fees and expenses associated therewith and as otherwise set forth herein, and in no event shall any Borrower or its assets be held liable for the Loans made to any other Borrower hereunder or interest thereon or for the fees and expenses associated therewith.

                   SECTION 2. AMOUNT AND TERMS OF COMMITMENTS

      2.1 Commitments. Subject to the terms and conditions hereof, each Lender severally agrees to make revolving credit loans ("Revolving Credit Loans") to each Borrower, from time to time during the Commitment Period, in an aggregate principal amount at any one time outstanding not to exceed the amount of such Lender's Commitment. During the Commitment Period, each Borrower may use Commitments by borrowing, prepaying Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof and with such procedures as may be agreed to among the Borrowers from time to time; provided that at no time may the aggregate principal amount outstanding of Revolving Credit Loans and Swing Line Loans to all Borrowers exceed the Aggregate Commitment.

      2.2 Procedure for Borrowing. A Borrower may borrow under the Commitments during the Commitment Period on any Business Day, provided that the Borrower (or a Fund on its behalf) shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to 3:00 P.M. New York City time on the requested Borrowing Date in accordance with Section
9.2 hereof), specifying (i) the amount to be borrowed, and (ii) the requested Borrowing Date. Subject to Section 2.15 hereof, the aggregate amount of each borrowing by a Borrower under the Commitments on any Borrowing Date shall be in an amount equal to $500,000 or a whole multiple of $100,000 in excess thereof (or, if the then Available Commitments are less than $500,000, such lesser amount), provided that the aggregate amount of all borrowings by the Borrowers then borrowing on any Borrowing Date shall be in an amount equal to $5,000,000 or a whole multiple of $1,000,000 in excess thereof (or, if the then Available Commitments are less than $5,000,000, such lesser amount). Upon receipt of any such notice from a Borrower (or a Fund on its behalf), the Administrative Agent shall promptly notify each Lender thereof. Each Lender will make the amount of its pro rata share of each borrowing available to the Administrative Agent for the account of such Borrower at the office of the Administrative Agent specified in Section 9.2 prior to 4:00 P.M., New York City time, on the Borrowing Date requested by such Borrower in funds immediately available to the Administrative Agent. Such borrowing will then be made available to such Borrower on such Borrowing Date by the Administrative Agent transferring by wire to the custodian of and for the account of such Borrower the aggregate of the amounts made available to the Administrative Agent by the Lenders and in like funds as received by the Administrative Agent; provided that if, on the Borrowing Date of any Revolving Credit Loans of a Borrower, any Swing Line Loans to such Borrower shall be outstanding, the proceeds of such Revolving Credit Loans to such Borrower shall first be applied to pay in full such Swing Line Loans, with any remaining proceeds to be made available to such Borrower as provided above. Anything to the contrary in this Agreement notwithstanding, each of the Administrative Agent and the Swing Line Lender may rely solely upon a telephonic request which it reasonably believes is made on behalf of a Borrower in making Revolving Credit Loans or Swing Line Loans hereunder. Each such telephonic request for a Revolving Credit Loan or Swing Line Loan shall constitute a representation and warranty by the applicable Borrower as of the date thereof that the conditions contained in Section 4.2 have been satisfied with respect to such Borrower. Such telephonic request shall be confirmed promptly in writing, by facsimile or other mutually acceptable electronic transmission medium, which written confirmation must be received by the Administrative Agent or Swing Line Lender, as the case may be, on the proposed Borrowing Date in form and substance satisfactory to the Administrative Agent or Swing Line Lender, as the case may be. Each Borrower agrees to indemnify and hold the Administrative Agent and Swing Line Lender harmless for any reasonable action taken, including, without limitation, the making of Revolving Credit Loans or Swing Line Loans to such Borrower hereunder, or loss or expense incurred, by the Administrative Agent or Swing Line Lender in good faith reliance upon such telephonic request for a Revolving Credit Loan or Swing Line Loan; provided that such Borrower shall not be liable for any such action, loss or expense to the extent the same shall result solely from the gross negligence or willful misconduct of the Administrative Agent or the Swing Line Lender.

      2.3 Fees. (a) Each Borrower severally, and neither jointly nor jointly and severally, agrees to pay to the Administrative Agent for the account of each Lender such Borrower's Pro

Rata Allocation (as adjusted from time to time in accordance with the terms hereof) of a commitment fee ("Commitment Fee") during the period which shall begin on the first day of the Commitment Period and shall extend to the Termination Date, which Commitment Fee shall be a quarterly fee, computed at the rate of 0.09% per annum on the average daily amount of the Available Commitments during each calendar quarter. Such Commitment Fee shall be payable quarterly in arrears on the last Business Day of each March, June, September and December and on the Termination Date, commencing on the first of such dates to occur after the date hereof. Solely for the purpose of calculating the Commitment Fee, Swing Line Loans will not be deemed a utilization of the Aggregate Commitments of all Lenders.

         (b) Each Borrower severally agrees to pay the Administrative Agent for the account of the Administrative Agent the fees to which it has separately agreed.

      2.4 Termination and Reduction of Commitments. (a) Each Borrower shall have the right, upon not less than three Business Days' notice to the Administrative Agent, to terminate all Commitments with respect to such Borrower. Any termination of all Commitments to a Borrower shall be effective as of the last day of the calendar quarter in which such notice is given, and shall be accompanied by prepayment in full of the Loans to such Borrower then outstanding, and payment of such Borrower's Pro Rata Allocation of (i) any accrued Commitment Fees payable by such Borrower hereunder and (ii) any other accrued fees, expenses or indemnified liabilities payable by such Borrower hereunder. The amount of the Aggregate Commitment shall not be affected by any Borrower's termination. Prior to such termination, Deutsche IMA shall notify the Administrative Agent in writing as to the Pro Rata Allocations of the remaining Borrowers, effective as of the termination, which notice shall constitute a representation and warranty by each of the remaining Borrowers that no Event of Default has occurred and is continuing with respect to each Borrower whose Pro Rata Allocation has been increased.

         (b) Interest accrued on the amount of any prepayment relating to such termination and any unpaid Commitment Fee accrued hereunder shall be paid on the date of such termination.

         (c) Upon the effective date of such termination, the terminating Borrower shall no longer be obligated to pay Commitment Fees hereunder or any share of any other fees, expenses, or indemnified liabilities that may accrue thereafter.

         (d) The Borrowers shall have the right, upon not less than three Business Days' notice to the Administrative Agent, to reduce the Aggregate Commitment. Any such reduction shall be accompanied by prepayment in full of the Loans to the Borrowers then outstanding that are in excess of the Aggregate Commitment as reduced.

         (e) The Administrative Agent shall provide each Lender with prompt notice of any Commitment changes pursuant to this Section 2.4.

      2.5 Repayment of Loans; Evidence of Debt. (a) Each Borrower hereby severally and unconditionally, but not jointly or jointly and severally, promises to pay to the Administrative

Agent for the account of each Lender the then unpaid principal amount of each Loan of such Lender to such Borrower on the Maturity Date for such Loan (or such earlier date on which the Loans become due and payable pursuant to Section 2.6(b) or Section 7). Each Borrower hereby further severally, but not jointly or jointly and severally, agrees to pay to the Administrative Agent for the account of each Lender interest on the unpaid principal amount of the Loans to such Borrower from time to time outstanding from the date hereof until payment in full thereof at the rates per annum, and on the dates, set forth in Section 2.7.

         (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of each Borrower to such Lender resulting from each Loan of such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

         (c) The Administrative Agent shall maintain the Register pursuant to
Section 9.6(d), and a subaccount therein for each Lender, in which shall be recorded (i) the amount of each Loan made hereunder, (ii) the amount of any principal or interest due and payable or to become due and payable from each Borrower to each Lender hereunder and (iii) the amount of any principal or interest and any other payments received by the Administrative Agent hereunder from each Borrower and each Lender's share thereof. The Administrative Agent shall provide a copy of the Register to each Borrower upon request.

         (d) The entries made in the Register and the accounts of each Lender maintained pursuant to Section 2.5(b) shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of the Borrowers therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain the Register or any such account, or any error therein, shall not in any manner affect the obligation of any Borrower to repay (with applicable interest) the Loans made to such Borrower by such Lender in accordance with the terms of this Agreement.

         (e) Each Fund, on its own behalf or if applicable on behalf of each investment portfolio thereof that is a Borrower, agrees that, upon the request of any Lender to the Administrative Agent, such Fund will execute and deliver to such Lender a promissory note evidencing the Loans of such Lender to such Fund, or if applicable such Borrower, substantially in the form of Exhibit 2.5(e) with appropriate insertions as to date and principal amount (a "Revolving Credit Note").

         (f) The obligations of each Borrower under its Notes and this Agreement shall be several and neither joint nor joint and several. Notwithstanding anything to the contrary contained in this Agreement, the parties hereto acknowledge and agree that the sole source of payment of the obligations of each Borrower hereunder, including, without limitation, the principal of and interest on each Loan made hereunder to any Borrower, the Commitment Fee payable pursuant to Section 2.3 and any other amounts attributable to the Loans made hereunder to any Borrower shall be the revenues and assets of such Borrower, and not the revenues and assets of any other Borrower (except as provided in Section 9.5(b)) or the revenues and assets of a Fund acting on behalf of a Borrower (except to the extent of the revenues and assets of such Borrower).

      2.6 Optional and Mandatory Prepayments. (a) Each Borrower may prepay the Loans made to it, in whole or in part, without premium or penalty, upon at least one Business Day's irrevocable notice to the Administrative Agent, specifying the date and amount of prepayment. Upon receipt of any such notice the Administrative Agent shall promptly notify each Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein. Partial prepayments shall be in an aggregate principal amount of $1,000,000 or an integral multiple of $1,000,000 in excess thereof.

         (b) If, at any time and from time to time, either (i) (x) for each Borrower other than Designated Borrowers, the Asset Coverage Ratio for all borrowings of such Borrower shall be less than 300%, or (y) for each Designated Borrower, the Asset Coverage Ratio shall be less than the Designated Borrower Asset Coverage Ratio Percentage for such Designated Borrower, or (ii) the aggregate amount of all borrowings of a Borrower (including without limitation the Loans made to a Borrower) then outstanding exceeds the borrowing limits provided in such Borrower's Prospectus; then in each case within three Business Days thereafter such Borrower shall repay Loans made to such Borrower to the extent necessary to ensure that (x) the Asset Coverage Ratio of all borrowings of such Borrower after such payments is in compliance with applicable covenants concerning minimum Asset Coverage Ratios set forth in this Agreement and (y) the aggregate amount of all borrowings made to such Borrower then outstanding does not after such payments exceed such limits, as the case may be.

      2.7 Interest Rates and Payment Dates. (a) Each Loan shall bear interest at a rate per annum equal to the Federal Funds Rate plus the Applicable Margin.

         (b) Upon (i) the occurrence and continuance of any Event of Default specified in Section 7(e) with respect to a Borrower or (ii) notice given by the Administrative Agent or the Required Lenders to the Borrower of any other Event of Default, all Loans outstanding to such Borrower shall bear interest at a rate per annum which is the rate that would otherwise be applicable thereto pursuant to the provisions of section 2.7(a), plus 2% per annum. If all or a portion of
(i) the principal amount of any Loan, (ii) any interest payable thereon or (iii) any Commitment Fee or other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum equal to the Federal Funds Rate plus the Applicable Margin plus 2% per annum from the date of such non-payment until such amount is paid in full. For the avoidance of doubt, the parties hereby agree that the maximum amount of interest payable on the principal amount of any Loan pursuant to this Section 2.7 shall not exceed the sum of the Federal Funds Rate plus the Applicable Margin plus 2% per annum.

         (c) Interest shall be payable in arrears on each Interest Payment Date, provided that interest accruing pursuant to the second sentence of paragraph (b) of this section 2.7 shall be payable from time to time on demand.

      2.8 Computation of Interest and Fees. (a) Commitment Fees and interest shall be calculated on the basis of a 360-day year for the actual days elapsed.

         (b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on each Borrower and the Lenders in the absence of manifest error.

      2.9 Pro Rata Treatment and Payments. (a) Each borrowing by a Borrower from the Lenders hereunder, each payment by a Borrower on account of any Commitment Fee hereunder and any reduction of the Commitments of the Lenders shall be made pro rata according to the respective Commitment Percentages of the Lenders. Each payment (including each prepayment) by a Borrower on account of principal of and interest on the Loans shall be made pro rata according to the respective outstanding principal amounts of the Loans of such Borrower then held by the Lenders. All payments (including prepayments) to be made by a Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made no later than 12:00 Noon New York City time, on the due date thereof to the Administrative Agent, for the account of the Lenders, at the Administrative Agent's office specified in Section 9.2 hereof, in Dollars, in immediately available funds and without set-off, counterclaim or deduction of any kind (other than deductions expressly permitted by this Agreement). The Administrative Agent shall distribute such payments to the Lenders promptly upon receipt in like funds as received. If any payment hereunder becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

         (b) Unless the Administrative Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its Commitment Percentage of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to a Fund, on its own behalf or if applicable on behalf of an investment portfolio thereof that is a Borrower, a corresponding amount. If such amount is not made available by a Lender to the Administrative Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon at a rate equal to the daily average Federal Funds Rate for the period commencing with such Borrowing Date until such Lender makes such amount immediately available to the Administrative Agent (it being understood that none of the Borrowers shall be obligated to repay any such interest paid by the non-funding Lender). A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this Section shall be conclusive in the absence of manifest error. If such Lender's Commitment Percentage of such borrowing is not made available to the Administrative Agent by such Lender within three Business Days of such Borrowing Date, the Administrative Agent shall also be entitled to recover such amount with interest thereon from the date of borrowing at the rate per annum applicable to Loans hereunder, on or before three Business Days following demand therefor, from the relevant Borrower (and such Borrower may borrow under the Commitments or under the Swing Line Commitment to satisfy such demand; provided that, for purposes of determining the Available Commitment, the Commitment of any non-funding Lender shall be excluded). The Administrative Agent shall request of each Lender other than the non-funding Lender that it fund the non-funding Lender's defaulted Commitment (each such other Lender having no commitment or obligation so to fund such Commitment), and if such funding does not occur the

Administrative Agent shall use its reasonable efforts to obtain funding of such defaulted Commitment from third-party lenders.

      2.10 Requirements of Law. (a) If any Lender shall have determined that the adoption of or any change in any Requirement of Law (in each case after the date hereof) of any Governmental Authority regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount determined by such Lender, in its reasonable discretion, to be material, then from time to time, each Borrower shall promptly pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction.

         (b) If any Lender becomes entitled to claim, and determines that it will collect from the Borrowers, any additional amounts pursuant to this Section, it shall promptly notify the Borrowers (with a copy to the Administrative Agent) of the event by reason of which it has become so entitled by providing a certificate setting forth in reasonable detail the basis for the claim for additional amounts, the amounts required to be paid by the Borrowers to such Lender, and the computations made by such Lender to determine the amounts; provided that such Lender shall not be required to disclose any confidential information. Such certificate as to any additional amounts payable pursuant to this Section submitted by such Lender to the Borrowers (with a copy to the Administrative Agent) shall be conclusive in the absence of manifest error. The agreements in this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder. No Borrower shall be responsible to compensate such Lender for additional amounts attributable to another Borrower's Loans.

         (c) Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's right to demand such compensation; provided that the Borrowers shall not be required to compensate a Lender pursuant to this Section for any increased costs or reductions incurred more than 270 days prior to the date that such Lender notifies the Borrowers of the change in the Requirement of Law giving rise to such increased costs or reductions and of such Lender's intention to claim compensation therefor; provided further that, if the change in the Requirement of Law giving rise to such increased costs or reductions is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof.

      2.11 Taxes. (a) All payments made by any Borrower under this Agreement and any Notes shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding all present and future income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on the Administrative Agent or any Lender as a result of a present or former connection between the Administrative Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Administrative Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any Note). If any such non-excluded taxes, levies, imposts, duties, charges, fees deductions or withholdings ("Non-Excluded Taxes") are required to be withheld from any amounts payable to the Administrative Agent or any Lender hereunder or under any Note, the amounts so payable to the Administrative Agent or such Lender shall be increased to the extent necessary to yield to the Administrative Agent or such Lender (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement, provided, however, that a Borrower shall not be required to increase any such amounts payable to any Lender that is organized under the laws of a jurisdiction outside the United States of America if such Lender fails to comply with the requirements of paragraph (b) of this Section. Whenever any Non-Excluded Taxes are payable by a Borrower, as promptly as possible thereafter such Borrower shall send to the Administrative Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt received by such Borrower showing payment thereof. If a Borrower fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, such Borrower shall indemnify the Administrative Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by the Administrative Agent or any Lender as a result of any such failure. The agreements in this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

         (b) Each Lender that is organized under the laws of a jurisdiction outside the United States of America shall:

            (i) deliver to Deutsche IMA and the Administrative Agent prior to any payments being made under this Agreement or the Notes (A) two properly completed copies of an appropriate United States Internal Revenue Service Form W-8 or W-9, or successor applicable form, as the case may be;

            (ii) deliver to Deutsche IMA and the Administrative Agent two further properly completed copies of any such form or certification on or before the date that any such form or certification expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form previously delivered by it to Deutsche IMA; and

            (iii) obtain such extensions of time for filing and complete such forms or certifications as may reasonably be requested by Deutsche IMA or the Administrative Agent;

unless in any such case an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from lawfully completing and delivering any such form with respect to it and such Lender so advises Deutsche IMA and the Administrative Agent. Such Lender shall certify (A) in the case of an appropriate Form W-8, that it is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes and (B) in the case of an appropriate Form W-8 or W-9, as applicable, that it is entitled to an exemption from United States backup withholding tax. Each Person that shall become a Lender or a Participant pursuant to Section 9.6 shall, upon the effectiveness of the related transfer, be required to provide all of the forms and statements required pursuant to this Section, provided that in the case of a Participant such Participant shall furnish all such required forms and statements to the Lender from which the related participation shall have been purchased.

         2.12 Change of Lending Office; Replacement of Lender. (a) Each Lender agrees that if it makes any demand for payment under Section 2.10, or any additional amounts are payable under Section 2.11, it will use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions and so long as such efforts would not be disadvantageous to it, as determined in its sole discretion) to designate a different lending office if the making of such a designation would reduce or obviate the need for a Borrower to make payments under Section 2.10 or payment of additional amounts under
Section 2.11.

         (b) If any Lender shall have required compensation pursuant to Section 2.10, or payment of additional amounts under Section 2.11, the Borrowers shall have the right, with the consent of the Administrative Agent (which shall not be unreasonably withheld), to substitute such Lender with an Eligible Lender (a "Replacement Lender") satisfactory to the Borrowers (which may be one or more of the other then existing Lenders if they, in their sole discretion, elect to become such Replacement Lender) to assume the Commitment of such Lender and to purchase the Notes held by such Lender, if any, for an amount equal to the principal of, and accrued and unpaid interest on, such Notes, together with the fee specified in Section 9.6(e) and any other costs reasonably incurred by such Lender in connection with its sale of such Notes and the assignment of such Commitment (without recourse to or warranty by such Lender and subject to all amounts due and owing to such Lender under this Agreement having been paid in full). Upon the exercise of such right by the Borrowers and the satisfaction of such conditions thereto, such Lender shall convey its interest to the Replacement Lender in accordance with the procedures set forth in Section 9.6(c).

      2.13 Swing Line Commitment: Subject to the terms and conditions hereof, the Swing Line Lender agrees to make available to each Borrower a portion of the credit otherwise available under the Commitments from time to time during the Commitment Period by making swing line loans ("Swing Line Loans") to such Borrower in an aggregate principal amount not to exceed at any one time outstanding the Swing Line Commitment; provided, however, that the Swing Line Loans outstanding at any time, when aggregated with the Swing Line Lender's other outstanding Revolving Credit Loans hereunder, may not exceed the Swing Line Lender's Commitment then in effect; and provided further, however, that on the date of the making of any Swing Line Loan and while any Swing Line Loan is outstanding, the sum of the aggregate principal amount of all outstanding Revolving Credit Loans and Swing Line Loans shall not exceed the total Commitments (less the Commitment of any non-funding Lender referred to in Section 2.9(b)). During the Commitment Period applicable to each Borrower, such Borrower may use the Swing Line Commitment by borrowing, repaying and reborrowing, all in accordance with the terms and conditions hereof. Each Swing Line Loan shall bear interest at a rate per annum equal to the Federal Funds Rate plus the Applicable Margin.

      2.14 Procedure for Swing Line Borrowing. Whenever a Borrower desires that the Swing Line Lender make Swing Line Loans under Section 2.13, the Borrower (or the Fund of which it is an investment portfolio) shall give the Swing Line Lender irrevocable telephonic notice confirmed promptly in writing, by facsimile or other mutually acceptable electronic transmission medium, to the attention of Allison L. King at facsimile number: 617-664-3941 or such other person or persons which may be designated by the Swing Line Lender from time to time (which telephonic notice must be received by the Swing Line Lender not later than 4:00 P.M., New York City time, on the proposed Borrowing Date, and which written confirmation must be received by the Swing Line Lender on the proposed Borrowing Date in form and substance satisfactory to the Swing Line Lender), specifying the amount of each requested Swing Line Loan. Each borrowing under the Swing Line Commitment shall be in an amount equal to $50,000 or an integral multiple of $50,000 in excess thereof. Upon receipt of any such notice from a Borrower (or the Fund on its behalf), the Swing Line Lender shall promptly notify the Administrative Agent thereof. The Swing Line Lender shall make the amount of such borrowing available to the Borrower, on the Borrowing Date requested by such Borrower, by transferring such amount by wire or book entry to the appropriate custodian of and for the account of such Borrower such Swing Line Loan in immediately available funds.

      2.15 Refunding of Swing Line Loans (a) Either the Swing Line Lender or the Administrative Agent, at any time in its sole and absolute discretion may, and on the seventh day (or if such day is not a Business Day, the next Business Day following the seventh day) after the Borrowing Date with respect to any Swing Line Loans to a Borrower shall, on behalf of such Borrower (and each Borrower hereby irrevocably directs the Swing Line Lender and Administrative Agent to so act on its behalf and with respect to such Borrower), upon notice given by the Swing Line Lender to the Administrative Agent, or by the Administrative Agent, no later than 10:00 A.M., New York City time, on the relevant refunding date, request each Lender to make, and each Lender hereby agrees to make, a Revolving Credit Loan to such Borrower, at the rate applicable to the Swing Line Loans of such Borrower, in an amount equal to such Lender's Commitment Percentage of the amount of such Swing Line Loans of such Borrower (the "Refunded Swing Line Loans") outstanding on the date of such notice, to repay the Swing Line Lender. Each Lender shall make the amount of such Revolving Credit Loan available to the Administrative Agent at its office set forth in Section 9.2 in immediately available funds, no later than 1:00 P.M., New York City time, on the date of such notice. The proceeds of such Revolving Credit Loans shall be distributed by the Administrative Agent to the Swing Line Lender and immediately applied by the Swing Line Lender to repay the Refunded Swing Line Loans. Effective on the day such Revolving Credit Loans are made, the portion of the Swing Line Loans so paid shall no longer be outstanding as Swing Line Loans.

      (b) The making of any Swing Line Loan hereunder at the request of a Borrower shall be subject to the satisfaction of the applicable conditions precedent thereto set forth in Section 4 (unless otherwise waived in accordance with Section 9.1).

      (c) If prior to the making of a Revolving Credit Loan to a Borrower pursuant to Section 2.15(a) one of the events described in paragraph (e) of
Section 7 shall have occurred with respect to such Borrower, each Lender severally, unconditionally and irrevocably agrees that it shall purchase a participating interest in the applicable Swing Line Loans ("Unrefunded Swing Line Loans") in an amount equal to the amount of Revolving Credit Loans which would otherwise have been made by such Lender pursuant to Section 2.15(a). Each Lender will immediately transfer to the Administrative Agent, in immediately available funds, the amount of its participation (the "Swing Line Participation Amount"), and the proceeds of such participation shall be distributed by the Administrative Agent to the Swing Line Lender in such amount as will reduce the amount of the participating interest retained by the Swing Line Lender in its Swing Line Loans to the amount of the Revolving Credit Loans which were to have been made by it pursuant to Section 2.15(a).

      (d) Whenever, at any time after the Swing Line Lender has received from any Lender such Lender's Swing Line Participation Amount, the Swing Line Lender receives any payment on account of the Swing Line Loans, the Swing Line Lender will distribute to such Lender its Swing Line Participation Amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's participating interest was outstanding and funded and, in the case of principal and interest payments, to reflect such Lender's pro rata portion of such payment if such payment is not sufficient to pay the principal of and interest on all Swing Line Loans then due); provided, however, that in the event that such payment received by the Swing Line Lender is required to be returned, such Lender will return to the Swing Line Lender any portion thereof previously distributed to it by the Swing Line Lender.

      (e) Each Lender's obligation to make the Revolving Credit Loans referred to in Section 2.15(a) and to purchase participating interests pursuant to
Section 2.15(c) shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (i) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender or any other Person for any reason whatsoever; (ii) the occurrence or continuance of a Default or an Event of Default or the failure to satisfy any of the other conditions specified in Section 4; (iii) any adverse change in the condition (financial or otherwise) of any Borrower; (iv) any breach of this Agreement or any other Loan Document by any Borrower or any Lender; or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing, other than solely the gross negligence or willful misconduct of the Swing Line Lender in making a Swing Line Loan with actual knowledge by the officer responsible for the making of such Swing Line Loan that such Swing Line Loan is made without satisfaction of the applicable conditions precedent thereto set forth in Section 4 and without a waiver in accordance with Section 9.1.

      (f) Each Borrower agrees to pay upon demand by the Swing Line Lender any Swing Line Loan made to such Borrower, or portion thereof, which is not refunded by the Lenders pursuant to this Section 2.15 (and such Borrower may borrow a Revolving Credit Loan under the Commitments to satisfy such demand; provided that, for purposes of determining the Available Commitment, the Commitment of any non-refunding Lender shall be excluded). Notwithstanding anything to the contrary contained in this Agreement, any Lender that fails to make available a Revolving Credit Loan pursuant to Section 2.15(a) or purchase a participating interest in a Swing Line Loan pursuant to Section 2.15(c) shall be deemed delinquent (a "Delinquent Lender") and to the extent a Borrower subsequently repays any outstanding Revolving Credit Loans, the Delinquent Lender's pro rata share of such repayment, if any, shall be paid by the Administrative Agent to the Swing Line Lender, until the Delinquent Lender's pro rata share of such Swing Line Loan is repaid in full.

      2.16 Designation of Additional Borrowers; Amendments to Schedule I. (a) Other portfolios of the Funds and other investment companies registered under the 1940 Act, in either case (a) which have at least $2,000,000 in Total Assets,
(b) are (I) equity funds, (II) fixed income funds or (III) any combination thereof, in each case whether investing in domestic or foreign securities or any combination thereof and (c) for which Deutsche IMA or a Subsidiary of Deutsche IMA acts as the investment manager, may, with the prior written consent of the Administrative Agent, each Lender and each Fund, become parties to this Agreement in addition to those Borrowers listed on Schedule I, and be deemed Borrowers for all purposes of this Agreement by executing an instrument substantially in the form of Exhibit 2.16(a) hereto (with such changes therein as may be approved by the Administrative Agent and the Lenders), which instrument shall (x) have attached to it a copy of this Agreement (as the same may have been amended) with a revised Schedule I reflecting the participation of such additional portfolio or investment company, including (if the Administrative Agent deems it appropriate that the additional Borrower be a Designated Borrower) the appropriate Designated Borrower Asset Coverage Ratio Percentage as determined by the Administrative Agent, and any prior revisions to
Schedule I effected in accordance with the terms hereof and (y) be accompanied by the documents and instruments required to be delivered by the Borrowers pursuant to Section 4.1, including, without limitation, an opinion of counsel for the Borrower substantially in the form of Exhibit 4.1(g) hereto.

         (b) No Person shall be admitted as a party to this Agreement as a Borrower unless at the time of such admission and after giving effect thereto:
(i) the representations and warranties set forth in Section 3 shall be true and correct with respect to such Borrower; (ii) such Borrower shall be in compliance in all material respects with all of the terms and provisions set forth herein on its part to be observed or performed at the time of the admission and after giving effect thereto; and (iii) no Default or Event of Default with respect to such Borrower shall have occurred and be continuing.

      2.17 Interfund Lending. (a) Notwithstanding anything in this Agreement to the contrary (including, without limitation, Sections 6.2, 6.3 and 6.8 hereof), Interfund Lending shall be expressly permitted hereunder, and the mere making or receipt of an Interfund Loan in and of itself shall not, with respect to any Borrower a party thereto (as a lender or a borrower), constitute a violation of any condition precedent, representation or covenant contained herein or constitute a Default or Event of Default; provided that all other terms and conditions of this Agreement are satisfied, and provided further, that:

      (i) such Interfund Lending (1) is not otherwise prohibited by law, (2) has been duly authorized by each party thereto, (3) is consistent with the terms of the Interfund Lending Exemptive Order, (4) is not in contravention of the Borrower's Prospectus, and (5) is deemed to be a Senior Security for purposes of calculating the Asset Coverage Ratio as it applies to the Borrower;

      (ii) a Borrower may not be a lender of an Interfund Loan at any time during which the Borrower has any Loan outstanding;

      (iii) if, at any time, an Interfund Loan is outstanding to a Borrower that has any Loans outstanding as well, and if at such time the Asset Coverage Ratio for the Borrower shall be less than the required Asset Coverage Ratio for the Borrower pursuant to this Agreement, then the Borrower shall repay such outstanding Interfund Loans and Loans on a pro rata basis and on the same repayment schedule (subject, in any and all event, to such Borrower's obligation to prepay in accordance with 2.6(b) hereof) to the extent necessary to ensure that the Asset Coverage Ratio of all borrowings of the Borrower after such payments is in compliance with applicable covenants concerning minimum Asset Coverage Ratios set forth in this Agreement;

      (iv) if any payment with respect to an Interfund Loan would cause the Asset Coverage Ratio for a Borrower to be less than the required Asset Coverage Ratio for such Borrower pursuant to this Agreement, then the Borrower shall make any payments with respect to such outstanding Interfund Loans on a pro rata basis with payments with respect to Loans to the extent necessary to ensure that the Asset Coverage Ratio of all borrowings of such Borrower after such payments is in compliance with applicable covenants concerning minimum Asset Coverage Ratios set forth in this Agreement;

      (v) a default by a Borrower with respect to an Interfund Loan shall constitute an Event of Default with respect to the Borrower for purposes of this Agreement;

      (vi) if a Default or Event of Default with respect to a Borrower has occurred and is continuing under this Agreement other than as specified above in
Section 2.17(a)(iii), then any payments made with respect to outstanding Interfund Loans shall be made on a pro rata basis with payments with respect to Loans until such Default or Event of Default is cured or waived;

      (vii) if at any time a Borrower should secure an Interfund Loan or Interfund Loans with collateral, then the Borrower shall collateralize each Loan to such Borrower under this Agreement (I) in substantially the same manner and to substantially the same extent as is required with respect to each Interfund Loan to the Borrower, as more particularly described in the Interfund Lending Exemptive Order and (II) with collateral having substantially the same liquidity and substantially similar credit characteristics as that of the collateral securing such Interfund Loan or Interfund Loans, provided that the collateral coverage percentage ratio for Loans shall not be less than the greater of (x) 102% or (y) the collateral coverage ratio for Interfund Loans; and

      (viii) for purposes of calculating the Asset Coverage Ratio of a Borrower, the amount equal to the aggregate value of the collateral securing an Interfund Loan or Loan minus the amount of such Interfund Loan or Loan, respectively, shall be subtracted from the value of Total Assets in the numerator of such Asset Coverage Ratio.

      (b) Without otherwise limiting the purposes for which proceeds of a Loan may be used as specified in Section 5.8 of this Agreement, a Borrower shall be expressly permitted to use the proceeds of a Loan to repay an outstanding Interfund Loan of the Borrower, subject to the conditions set forth in paragraph
(a) of this Section 2.17 and the other conditions of this Agreement (including without limitation Section 5.8 hereof).

                    SECTION 3. REPRESENTATIONS AND WARRANTIES

      To induce the Administrative Agent and the Lenders to enter into this Agreement and to make the Loans, each Fund, on behalf of itself and if applicable on behalf of each investment portfolio thereof that is a Borrower, hereby represents and warrants to the Administrative Agent and each Lender that (it being agreed that each Fund represents and warrants only to matters with respect to itself and if applicable each Borrower that is an investment portfolio thereof):

      3.1 Financial Condition. For each Borrower, the statement of assets and liabilities as of such Borrower's most recently ended fiscal year for which annual reports have been prepared and the related statements of operations and of changes in net assets for the fiscal year ended on such date, copies of which financial statements, certified by the independent public accountants for the Fund, have heretofore been delivered to each Lender, fairly present, in all material respects, the financial position of such Borrower as of such date and the results of its operations for such period, in conformity with GAAP (as consistently applied).

      3.2 No Change. For each Borrower, since the date of the statement of assets and liabilities for the most recently ended fiscal year for which annual reports have been prepared for such Borrower (such date, the "Reporting Date"), there has been no development or event which has had or could reasonably be expected to have a Material Adverse Effect with respect to such Borrower. The Administrative Agent and the Lenders acknowledge that Deutsche IMA has undergone a change of control since the Reporting Date and, based upon the information that the Borrowers have made available to them, do not deem such change of control, in and of itself, to have resulted in a Material Adverse Effect. (For the avoidance of doubt, the representation contained in this Section 3.2 shall be made on and as of the date hereof only and shall not be brought down at the time of any borrowing hereunder on any subsequent date.)

      3.3 Existence; Compliance with Law. Each Fund (a) is duly organized, validly existing and, with respect to each Fund that is not a Massachusetts business trust, in good standing, under the laws of the jurisdiction of its organization, (b) has the corporate power and authority as to those Funds that are organized as corporations, and the trust power and authority as to those Funds that are organized as trusts; and in each case the legal right to own its property and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation or business trust and, if a corporation, is in good standing under the laws of each jurisdiction where its ownership of property or the conduct of its business requires such qualification and (d) is in compliance with all Requirements of Law, except to the extent that the failure to comply therewith, and with clause (c) of this Section 3.3, could not, in the aggregate, reasonably be expected to have a Material Adverse Effect. The shares of each Fund have been validly authorized.

      3.4 Power; Authorization; Enforceable Obligations. Each Fund, acting on its own behalf and if applicable on behalf of each investment portfolio thereof that is a Borrower, has the corporate power and authority as to those Funds that are organized as corporations and the trust power and authority as to the Funds that are organized as trusts, and in each case the legal right, to execute, deliver and perform the Loan Documents to which it is a party and to borrow hereunder and thereunder on its own behalf or if applicable on behalf of each investment portfolio thereof that is a Borrower, and has taken all necessary action to authorize the borrowings on the terms and conditions of this Agreement and any Notes and to authorize the execution, delivery and performance of the Loan Documents to which it is a party including, but not limited to, receiving the approval of the majority of non-interested members of the board of trustees or board of directors of each Fund as to entering into the transactions contemplated hereby. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the borrowings hereunder or with the execution, delivery, performance, validity or enforceability of the Loan Documents to which such Fund, on its own behalf or if applicable on behalf of the investment portfolios thereof which are Borrowers, is a party. This Agreement has been, and each other Loan Document to which a Fund is a party will be, duly executed and delivered by such Fund, on its own behalf or if applicable on behalf of the investment portfolios thereof that are Borrowers. This Agreement constitutes, and each other Loan Document to which a Fund is a party when executed and delivered will constitute, a legal, valid and binding obligation of such Fund (individually and on behalf of each Borrower as applicable) enforceable against such Fund (individually and on behalf of each Borrower as applicable) in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

      3.5 No Legal Bar. The execution, delivery and performance of the Loan Documents to which each Fund, on its own behalf or if applicable on behalf of an investment portfolio thereof that is a Borrower, is a party, the borrowings hereunder and the use of the proceeds thereof (i) will not violate any material Requirement of Law (including, without limitation, the 1940 Act) or material Contractual Obligation of any Fund or any Borrower and (ii) will not result in, or require, the creation or imposition of any material Lien on any of their respective material properties or revenues pursuant to any such Requirement of Law or Contractual Obligation.

      3.6 No Material Litigation. No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of each Fund, on its own behalf or if applicable on behalf of the investment portfolios thereof which are Borrowers, threatened by or against such Fund or such Borrowers or against any of their respective properties or revenues
(a) with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby, or (b) which could reasonably be expected to have a Material Adverse Effect.

      3.7 No Default. No Fund or any Borrower is in default under or with respect to any of its Contractual Obligations in any respect that could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

      3.8 Ownership of Property; Liens. Each Fund, on its own behalf or if applicable on behalf of the investment portfolios thereof which are Borrowers, has good title to all its property, and none of such property is subject to any Lien except as permitted by Section 6.3.

      3.9 No Burdensome Restrictions. There exists no Requirement of Law or Contractual Obligation of any Fund or any Borrower, which could reasonably be expected to have a Material Adverse Effect.

      3.10 Taxes. Each Fund, on its own behalf or if applicable on behalf of the investment portfolios thereof which are Borrowers, has filed all material tax returns which, to the knowledge of such Fund and such Borrowers, are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of such Fund or such Borrowers); no material tax Lien has been filed, and, to the knowledge of such Fund and such Borrowers, no claim is being asserted, with respect to any such tax, fee or other charge.

      3.11 Federal Regulations. If requested by any Lender or the Administrative Agent from time to time, each Fund, on its own behalf or if applicable on behalf of the investment portfolios thereof which are Borrowers, will furnish to the Administrative Agent and each Lender a statement and current list of the assets of each Borrower in conformity with the requirements of FR Form U-1 referred to in said Regulation U. Other than the furnishing of such statement and such list, no filing or other action is required under the provisions of Regulations T, U or X in connection with the execution and delivery of the Agreement and the making of the Loans hereunder. No part of the proceeds of any Loans made hereunder will be used in a manner that violates Regulation U.

      3.12 ERISA. Neither any Fund, any Borrower nor any Commonly Controlled Entity has currently or has had at any time any liability or obligation under ERISA or the Code with respect to any Plan maintained by any of them that could reasonably be expected to have a Material Adverse Effect.

      3.13 Certain Regulations. Neither any Fund nor any Borrower is subject to regulation under any Federal or State statute or regulation (other than Regulations U and X of the Board of Governors of the Federal Reserve System and the 1940 Act) which limits its ability to incur Indebtedness, or if so subject is in compliance with such statutes and regulations.

      3.14 Subsidiaries. (a) Except as provided in subparagraph (b) of this section, no Fund has any Subsidiaries and no equity investment or interest in any other Person (other than portfolio securities that have been acquired in the ordinary course of business).

            (b) SMFI represents that it holds all of the issued and outstanding shares of stock of SPMI and such shares are not subject to any Lien, pledge or other encumbrance except as may be permitted by Section 6.3.

      3.15 Registration of the Fund. Each Fund is a registered open-end or closed-end management investment company under the 1940 Act.

      3.16 Offering in Compliance with Securities Laws. Each Fund that is an open-end investment company, on its own behalf or if applicable on behalf of the investment portfolios thereof which are Borrowers, has issued all of its securities pursuant to an effective Registration Statement on Form N-1A, and each Fund that is a closed-end investment company has issued all of its securities pursuant to an effective Registration Statement on Form N-2, or, in each case, as may otherwise be required by Federal and State securities laws applicable thereto in all material respects.

      3.17 Investment Policies. Each Borrower is in compliance in all material respects with all of its fundamental Investment Policies.

      3.18 Permission to Borrow. Each Borrower is permitted to borrow hereunder pursuant to the limits and restrictions set forth in its Prospectus.

      3.19 Accuracy of Information; Electronic Information. (a) All factual information heretofore or contemporaneously furnished by or on behalf of each Fund, on its own behalf or if applicable on behalf of the investment portfolios thereof which are Borrowers, in writing to the Administrative Agent or any Lender for purposes of or in connection with this Agreement or any transaction contemplated hereby (in each case, as amended, superseded, supplemented or otherwise modified with the knowledge of the Administrative Agent or such Lender) is, and all other such factual information hereafter furnished by or on behalf of such Fund and such Borrowers to the Administrative Agent or any Lender (in each case, as amended, superseded, supplemented or otherwise modified with the knowledge of the Administrative Agent or such Lender) will be, true and accurate in every material respect on the date as of which such information is dated or certified, and to the extent such information was furnished to the Administrative Agent or such Lender heretofore or contemporaneously, as of the date of execution and delivery of this Agreement by the Administrative Agent or such Lender, and such information is not, or shall not be, as the case may be, incomplete by omitting to state any material fact necessary to make such information not misleading.

      (b) Neither the Administrative Agent nor any Lender shall be liable to any Fund or Borrower for any damages arising from its respective use of information or other materials obtained through electronic, telecommunications or other information transmission systems, which damages are waived and forgiven.

      3.20 Affiliated Persons. To the best knowledge of each Fund, such Fund, and if applicable each portfolio thereof that is a Borrower, is not an "affiliated person" (as defined in the 1940 Act) of the Administrative Agent or any Lender; provided, however, that for purposes of this Section 3.20, (i) the record ownership, without the power to vote, of five percent or more of the outstanding voting securities of any Person shall be deemed not to constitute the direct or indirect ownership of, control of, or holding with the power to vote of, such securities, and (ii) securities of such Fund or such Borrower, as the case may be, held of record by the Administrative Agent or any Lender shall be deemed conclusively, absent written notice to the contrary, to be held without the power to vote such securities.

                         SECTION 4. CONDITIONS PRECEDENT

      4.1 Conditions to Initial Loans. The agreement of each Lender to make the initial Loan requested to be made by it is subject to the satisfaction, prior to or concurrently with the making of such Loan, of the following conditions precedent (it being agreed that each Fund need only satisfy the following conditions precedent with respect to itself and if applicable each Borrower that is an investment portfolio thereof):

            (a) Executed Agreement. The Administrative Agent shall have received this Agreement, executed and delivered by a duly authorized officer of each Fund, on its own behalf or if applicable on behalf of the investment portfolios thereof which are Borrowers, with a counterpart for each Lender.

            (b) Notes. The Administrative Agent shall have received Notes for each Lender which has requested Notes pursuant to Section 2.5(e), executed and delivered by a duly authorized officer of each Fund, on its own behalf or if applicable on behalf of the investment portfolios thereof which are Borrowers.

            (c) Related Agreements. The Administrative Agent shall have received, with a copy for each Lender, true and correct copies, certified as to authenticity by a Responsible Officer of each Fund, of (i) the most recent Prospectus for each Borrower, (ii) any amendments since the Original Closing Dates to the Custody Agreement of each Fund, with respect to each Borrower if applicable, (iii) any amendments since the Original Closing Dates to the Investment Management Agreement of each Fund, with respect to each Borrower if applicable, (iv) the current Statement of Additional Information for each Borrower and (v) if requested by the Lenders, the current Registration Statement for each Borrower, the most recent annual and semi-annual financial reports for each Borrower and such other documents or instruments as may be reasonably requested by the Administrative Agent, including, without limitation, a copy of any debt instrument, security agreement or other material contract to which any Borrower may be a party.

            (d) Proceedings of the Fund and the Borrowers. The Administrative Agent shall have received, with a counterpart for each Lender, a copy of the resolutions, in form and substance satisfactory to the Administrative Agent, of the board of trustees or directors, as the case may be, of each Fund, on its own behalf or if applicable on behalf of the investment portfolios thereof which are Borrowers, authorizing (i) the execution, delivery and performance of this Agreement and the other Loan Documents to which each Fund, on its own behalf or if applicable on behalf of the investment portfolios thereof which are Borrowers, is a party and (ii) the borrowings contemplated hereunder, certified by a Responsible Officer of such Fund as of the Closing Date, which certificate shall be in form and substance satisfactory to the Administrative Agent and shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded and are in full force and effect.

            (e) Incumbency Certificate. The Administrative Agent shall have received, with a counterpart for each Lender, a Certificate of each Fund, on its own behalf or if applicable on behalf of the investment portfolios thereof which are Borrowers, dated the Closing Date, as to the incumbency and signature of the officers of such Fund executing any Loan Document executed by a Responsible Officer of the Fund, satisfactory in form and substance to the Administrative Agent.

            (f) Organizational Documents. The Administrative Agent shall have received copies of any amendments since the Original Closing Dates to each Fund's charter or certificate and Bylaws, certified as of the Closing Date as complete and correct copies thereof by a Responsible Officer of such Fund, including without limitation those organizational documents establishing the investment portfolios thereof which are Borrowers.

            (g) Legal Opinions. The Administrative Agent shall have received, with a counterpart for each Lender, the executed legal opinion of counsel to each Fund and each Borrower, in the form of Exhibit 4.1(g) hereto. Such legal opinion shall include a New York law enforceability opinion and shall cover such other matters incident to the transactions contemplated by this Agreement as the Administrative Agent or any Lender may reasonably require.

            (h) Financial Information. The Administrative Agent shall have received, with a copy for each Lender, the most recent publicly available financial information of the kind described in Sections 5.1 and 5.2 of this Agreement (which includes a list of portfolio securities) for each Borrower.

            (i) Termination of other Credit Facilities. Any other credit facility between the Lenders and any of the Borrowers shall have been terminated, including without limitation the credit facilities that are the subject of (i) that certain Amended and Restated Credit Agreement dated as of November 22, 1999 by and among the Administrative Agent, several of the Borrowers and the Lenders hereto and (ii) that certain Credit Agreement dated as of April 28, 1999 by and among the Administrative Agent, several of the Borrowers and the Lenders hereto. The termination of such credit facilities is addressed further in Section 9.17 hereof. All other credit facilities to which the requesting Borrower is a party shall have been terminated.

      4.2 Conditions to Each Loan. The agreement of each Lender to make any Loan requested by a particular Fund, on its own behalf or if applicable on behalf of an investment portfolio thereof that is a Borrower, to be made by it on any date (including, without limitation, its initial Loan) is subject to the satisfaction of the following conditions precedent:

            (a) Representations and Warranties. Each of the representations and warranties (other than Section 3.2) made by a Fund, on its own behalf and if applicable on behalf of each investment portfolio thereof which is a Borrower, in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of such date as if made on and as of such date.

            (b) No Default. No Default or Event of Default shall have occurred with respect to the requesting Fund, on its own behalf or if applicable on behalf of the investment portfolio thereof which is a Borrower, and be continuing on such date or after giving effect to the Loans requested to be made on such date.

            (c) Maximum Borrowing Limitation. After giving effect to the proposed Loans to be made, the Asset Coverage Ratio for all borrowings of such Borrower (x) if not a Designated Borrower shall not be less than 300% and (y) if a Designated Borrower shall not be less than its applicable Designated Borrower Asset Coverage Ratio Percentage; and the requesting Borrower shall not have violated any Requirements of Law (except such violations as could not reasonably be expected to have a Material Adverse Effect) or exceeded the borrowing limits set forth in its Prospectus and/or Registration Statement or the 1940 Act.

            (d) Regulation U; Form U-1. The Lenders shall be satisfied that the Loans and the use of proceeds thereof comply in all respects with Regulation U. To the extent required by Regulation U, the Administrative Agent shall have received a copy of either (i) FR Form U-1, duly executed and delivered by each Fund, on its own behalf or if applicable on behalf of the investment portfolios thereof which are Borrowers and completed for delivery to each Lender, in form acceptable to the Administrative Agent, or (ii) a current list of the assets of each Borrower (including all "margin stock" (as defined in Regulation U) from each Borrower), in form acceptable to the Administrative Agent and in compliance with Section 221.3(c)(2) of Regulation U.

            (e) Net Asset Value. (i) SFASC shall have provided information to the Administrative Agent, or in the case of Swing Line Loans, to the Swing Line Lender, as to the requesting Borrower's net asset value as of a date not more than two Business Days prior to the date of the making of the proposed Loan, and (ii) the net asset value for such requesting Borrower shall be at least $2,000,000.

            (f) Additional Matters. All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by this Agreement and the other Loan Documents shall be satisfactory in form and substance to the Administrative Agent, and the Administrative Agent shall have received such other documents and legal opinions in respect of any aspect or consequence of the transactions contemplated hereby or thereby as it shall reasonably request.

Each borrowing by a Borrower hereunder shall constitute a representation and warranty by the Fund of which such Borrower is a portfolio, on its own behalf and on behalf of such Borrower, as of the date thereof that the conditions contained in this Section have been satisfied with respect to such Borrower, and the Fund of which it is an investment portfolio if applicable.

                        SECTION 5. AFFIRMATIVE COVENANTS

      Each Fund, on its own behalf or if applicable on behalf of the investment portfolios thereof which are Borrowers, hereby agrees that, so long as (i) the Commitments remain in effect with respect to it or any Borrower or (ii) any amount is owing by it or any Borrower to any Lender or the Administrative Agent hereunder or under any other Loan Document, it and any Borrower that is a part of the Fund shall (it being agreed that the Fund covenants only to matters with respect to itself and if applicable each Borrower that is an investment portfolio thereof):

      5.1 Financial Statements. Furnish to the Administrative Agent (with copies for each Lender):

            (a) as soon as available and in any event within 75 days after the end of each fiscal year of such Borrower, a statement of assets and liabilities of such Borrower as at the end of such fiscal year, a statement of operations for such fiscal year, a statement of changes in net assets for such fiscal year and the preceding fiscal year, a portfolio of investments as at the end of such fiscal year and the per share and other data for such fiscal year prepared in accordance with GAAP (as consistently applied) and all regulatory requirements, and all presented in a manner acceptable to the Securities and Exchange Commission or any successor or analogous Governmental Authority by PricewaterhouseCoopers, Ernst & Young or any other independent certified public accountants of recognized standing;

            (b) as soon as available and in any event within 60 days after the close of the first six-month period of each fiscal year of such Borrower, a statement of assets and liabilities as at the end of such six-month period, a statement of operations for such six-month period, a statement of changes in net assets for such six-month period and a portfolio of investments as at the end of such six-month period, all prepared in accordance with regulatory requirements and all certified (subject to normal year end adjustments) as to fairness of presentation, GAAP (as consistently applied) and consistency by a Responsible Officer; and

            (c) as soon as available, but in any event not later than 10 days after the end of each month of each fiscal year of each Borrower, the net asset value sheet of such Borrower as at the end of such month, in the form and detail similar to those customarily prepared by the Fund's management for internal use and reasonably satisfactory to the Administrative Agent, certified by either a Responsible Officer or the President, Treasurer or Vice President of the SFASC (or any Person (a "Designated Person") designated by a Responsible Officer to give instructions regarding the request for, or repayment of, Swingline Loans, the names and titles of which Persons shall have been provided to the Administrative Agent by a Responsible Officer in advance), as being fairly stated in all material respects; provided, however, that if any Borrower has Revolving Credit Loans outstanding, such Borrower shall provide to the Administrative Agent for each Lender (i) such net asset value sheet described above in this Section and (ii) a certificate of either a Responsible Officer or such an officer of SFASC or Designated Person showing in reasonable detail the calculations supporting such Borrower's compliance with Section 6.1, within two Business Days after the end of each calendar week so long as any Loans to such Borrower remain outstanding;

all such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein).

      5.2 Certificates; Other Information. Furnish to the Administrative Agent (with copies for each Lender):

            (a) concurrently with the delivery of the financial statements referred to in Sections 5.1(a), (b) and (c) and the quarterly report in
      Section 5.2(c), a certificate of a Responsible Officer stating that (i) to the best of such Officer's knowledge, such Borrower during such period has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in this Agreement and the other Loan Documents to be observed, performed or satisfied by it, and (ii) no Default or Event of Default has occurred and is continuing except as specified in such certificate;

            (b) within five days after they are sent, copies of all financial statements and reports which each Borrower sends to its investors, and within five Business Days after they are filed, copies of all financial statements and reports which each Borrower may make to, or file with, the Securities and Exchange Commission or any successor or analogous Governmental Authority;

            (c) as soon as available, but in any event not later than ten days after the end of each quarter, a certificate of either a Responsible Officer or the President, Treasurer or Vice President of SFASC (i) stating that the list of each Borrower's portfolio securities attached to such certificate is true and correct and (ii) showing in reasonable detail the calculations supporting such Borrower's compliance with Section 6.1; and

            (d) promptly, such additional financial and other information as any Lender may from time to time reasonably request, including, but not limited to, copies of all changes to each Borrower's Prospectus and Registration Statement.

      5.3 Payment of Obligations. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent (beyond any allowable grace periods therefor), as the case may be, all such Borrower's Contractual Obligations, except where (i) the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of such Borrower, as the case may be, or (ii) the failure to timely make payment thereof could not reasonably be expected to have a Material Adverse Effect.

      5.4 Conduct of Business and Maintenance of Existence. Except as otherwise permitted herein, continue to engage in (i) such Borrower's investment business in accordance with its Investment Policies, Prospectus and Registration Statement and preserve, renew and keep in full force and effect its existence and (ii) take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business except to the extent that failure to take such actions could not, in the aggregate, be reasonably expected to have a Material Adverse Effect; comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith could not, in the aggregate, be reasonably expected to have a Material Adverse Effect; maintain at all times its status as an investment company or a series or portfolio of an investment company registered under the 1940 Act; maintain at all times its current custodians, or replacement custodians which are a bank or trust company organized under the laws of the United States or a political subdivision thereof having assets of at least $10,000,000,000 and a long-term debt or deposit rating of at least A from S&P or A2 from Moody's.

      5.5 Maintenance of Property; Insurance. Keep all property useful and necessary in such Borrower's business, if any, in good working order and condition; maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts and against at least such risks as are usually insured against in the same general area by entities engaged in the same or similar business or as may otherwise be required by the Securities and Exchange Commission or any successor or analogous Governmental Authority (including, without limitation, (a) fidelity bond coverage as shall be required by Rule 17g-1 promulgated under the 1940 Act or any successor provision and (b) errors and omissions insurance); and furnish to each Lender, upon written request, full information as to the insurance carried.

      5.6 Inspection of Property; Books and Records; Discussions. Keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all material Requirements of Law shall be made of all dealings and transactions in relation to its business and activities; and permit representatives of (i) the Administrative Agent, upon its own discretion or at the reasonable request of any Lender, and (ii) upon the occurrence and during the continuance of an Event of Default, any Lender, to visit and inspect any of such Borrower's properties and examine and make abstracts from any of its books and records during normal business hours and to discuss the business, operations, properties and financial and other condition of such Borrower with officers and employees of such Borrower and with its independent certified public accountants; provided that, unless a Default or an Event of Default shall have occurred and be continuing, the Administrative Agent shall provide the Borrowers with five Business Days' prior notice of such visit and shall conduct such visit not more than once a year.

      5.7 Notices. Promptly give notice to the Administrative Agent and each Lender of:

            (a) the occurrence of any Default or Event of Default with respect to such Borrower;

            (b) any (i) default or event of default under any Contractual Obligation of such Borrower or (ii) litigation, investigation or proceeding which may exist at any time between such Fund, on its own behalf or if applicable on behalf of the investment portfolios thereof which are Borrowers and any Governmental Authority, which in either case, if not cured or if adversely determined, as the case may be, could reasonably be expected to have a Material Adverse Effect;

            (c) any litigation or proceeding affecting such Borrower, or the Fund of which it is an investment portfolio if applicable, in which the amount reasonably determined to be at risk is more than 5% of such Borrower's net assets and not covered by insurance or in which injunctive or similar relief is sought;

            (d) any change in such Borrower's Prospectus or Registration Statement involving Investment Policies which could materially increase the risks to the shareholders of the Borrower or which would increase the borrowing limits provided for in such Borrower's Prospectus;

            (e) any development or event which could reasonably be expected to have a Material Adverse Effect on any such Borrower; and

            (f) any change in the Borrower's custodian.

Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and if appropriate stating what action such Fund or such Borrower proposes to take with respect thereto.

      5.8 Purpose of Loans. Use the proceeds of the Loans for temporary or emergency purposes, including, without limitation, funding of shareholder redemptions or the payment of dividends (i) which are required by law or in connection with the maintenance of the Borrower's tax status or (ii) for the purpose of avoiding imposition of federal excise tax. Without limiting the foregoing, no Borrower will, directly or indirectly, use any part of such proceeds for any purpose which would violate any provision of its Registration Statement or any applicable statute, regulation, order or restriction, including but not limited to Regulation U; provided, however, that neither the Administrative Agent nor any Bank shall have any responsibility as to the use of any of such proceeds.

      5.9. Payment of Taxes. File all material tax returns which, to the knowledge of such Fund and such Borrowers, are required to be filed and pay all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, levies, fees or other charges imposed on it or any of its property by any Governmental Authority; provided, however, that no such tax, assessment, charge or levy need be paid and discharged so long as the validity thereof shall be contested in good faith by appropriate proceedings and there shall have been set aside on the books of such Person adequate reserves in accordance with GAAP applied with respect thereto.

                          SECTION 6. NEGATIVE COVENANTS

            Each Fund, on its own behalf or if applicable on behalf of the investment portfolios thereof which are Borrowers, hereby agrees that, so long as (i) the Commitments remain in effect with respect to it or any such Borrower or (ii) any amount is owing by it or any such Borrower to any Lender or the Administrative Agent hereunder or under any other Loan Document, it and any such Borrower shall not, without the prior written consent of the Lenders, directly or indirectly (it being agreed that each Fund agrees only to matters with respect to itself and if applicable each Borrower that is an investment portfolio thereof):

      6.1 Financial Condition Covenant. Permit the Asset Coverage Ratio of such Borrower to be less than (x) for all Borrowers other than Designated Borrowers, 300%, or (y) for each Designated Borrower, the Designated Borrower Asset Coverage Ratio Percentage for such Borrower; or in either case allow borrowings and/or Indebtedness of such Borrower to exceed the limits set forth in such Borrower's Prospectus or allow borrowings and/or Indebtedness to exceed the requirements of the 1940 Act.

      6.2 Limitation on Indebtedness; Derivatives. (a) Create, incur, assume or suffer to exist any Indebtedness of such Borrower or any Subsidiary, except Indebtedness of such Borrower or Subsidiary incurred (i) under this Agreement and the Notes, (ii) in the ordinary course of business of such Borrower or such Subsidiary, (iii) pursuant to an Interfund Lending arrangement or (iv) in the form of Reverse Repurchase Transactions, dollar rolls or other transactions entered into primarily for investment purposes which have the effect of borrowing and, in each case, which is not otherwise prohibited by law, is in the ordinary course of business, is not in contravention of such Borrower's Prospectus, or in SPMI's certificate of incorporation or by-laws, with respect to SPMI, and is reflected properly in the calculation of the Asset Coverage Ratio.

      (b) Invest in, or incur Indebtedness or other liability to any Person with respect to, any Swap Obligation or derivative instrument (including without limitation any swap, collar, cap, puts, calls, equity derivative or mortgage-backed or debt-backed derivative) unless each of the following is true:
(i) such Swap Obligation or derivative instrument, if marked-to-market on a net daily basis (or marked to value in a manner reasonably acceptable to the Administrative Agent), is appropriately reflected in the calculation of Asset Coverage Ratio, and (ii) the purpose of the investment in such Swap Obligation or derivative instrument is to augment the capital appreciation or current income of or by such Borrower, or to hedge or manage the risk of various current or future exposures of the Borrower.

      6.3 Limitation on Liens. Create, incur, assume or suffer to exist any Lien upon any of the property, assets or revenues, whether now owned or hereafter acquired of such Borrower or such Subsidiary, except for (i) Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of such Borrower or such Subsidiary in conformity with GAAP, (ii) Liens arising in connection with claims for advances made by or payments due to any custodian under the Custody Agreements set forth in Schedule IV hereto, (iii) Liens created, incurred, assumed or suffered to exist in compliance with the Registration Statement or organizational documents of such Borrower or such Subsidiary, (iv) Liens arising under an Interfund Lending arrangement and (v) any other Liens created, incurred, assumed or suffered to exist in the ordinary course of such Borrower's or Subsidiary's business, and which, in each case, are not otherwise prohibited by any Requirement of Law.

      6.4 Limitation on Guarantee Obligations. Create, incur, assume or suffer to exist any material Guarantee Obligation of such Borrower, except as may occur in the ordinary course of such Borrower's business and which is not otherwise prohibited by any Requirement of Law.

      6.5 Limitation on Fundamental Changes. Enter into, or permit any of its Subsidiaries to enter into, any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself or such Borrower (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of substantially all of the property, business or assets of itself, such Borrower, or such Subsidiary in a single transaction or in related transactions, or make any material change in its present method of conducting business; except that, so long as no Default or Event of Default shall have occurred and be continuing, a Borrower will be permitted to (i) enter into any merger, consolidation or amalgamation with one or more Borrowers or, with the consent of the Lenders, one or more other Persons if, in each case, Deutsche IMA or one of its affiliates is the investment advisor to the entity surviving such merger, consolidation or amalgamation and such entity assumes the obligations of such Borrower under the Loan Documents and complies with Applicable law and with the provisions hereof or (ii) terminate all Commitments with respect to such Borrower and liquidate, wind up or convey, sell, lease, assign, transfer or otherwise dispose of all or substantially all of the property, business or assets of such Borrower if it repays all Loans made to it prior to liquidation, together with all other amounts due and owing hereunder. Any Borrower undertaking any action described in clause (ii) above shall comply with the termination provisions described in Section 2.4 hereof.

      6.6 Limitation on Distributions. At any time, make any distribution to the shareholders of such Borrower, whether now or hereafter existing, either directly or indirectly, whether in cash or property or in obligations of the Borrower if such distribution results in a Default or Event of Default. During the occurrence and continuation of an Event of Default specified in paragraphs
(a) or (e) of Section 7 or an Event of Default arising in connection with a Borrower's having failed to comply with Section 6.1, make any distribution to the shareholders of such Borrower, whether now or hereafter existing, either directly or indirectly, whether in cash or property or in obligations of the Borrower. Notwithstanding the foregoing, nothing herein shall prevent a Borrower from making (i) distributions that are required to enable such Borrower to qualify as a "regulated investment company" under Sections 851-855 of the Code or otherwise to minimize or eliminate federal or state income or excise taxes payable by such Borrower, or (ii) distributions that are required by any other Requirement of Law.

      6.7 Limitation on Investments, Loans and Advances. Make any advance, loan, extension of credit or capital contribution to, or purchase any stock, bonds, notes, debentures or other securities of or any assets constituting a business unit of or make any other investment in, any Person, except those consistent with such Borrower's Investment Policies.

      6.8 Limitation on Transactions with Affiliates. Enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate unless such transaction is (a) not otherwise prohibited under this Agreement and not in violation of the 1940 Act, (b) in the ordinary course of such Borrower's business, and (c) upon fair and reasonable terms no less favorable to such Borrower than it would obtain in a comparable arm's length transaction with a Person which is not an Affiliate.

      6.9 Limitation on Negative Pledge Clauses. Enter into with any Person any agreement, other than this Agreement or the other Loan Documents, which prohibits or limits the ability of such Borrower to create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except such agreements entered into in the ordinary course of such Borrower's business and which are not otherwise prohibited by any Requirement of Law.

      6.10 Limitation on Changes to Investment Policies. Except as may be required by law, make any amendment to the Prospectus or Registration Statement of such Borrower (i) relating to changes in the fundamental Investment Policies of such Borrower, or (ii) increasing the borrowing limits specified therein, in each case without the consent of the Required Lenders, which consent shall not be unreasonably withheld.

      6.11 Permitted Activities. With respect to SMFI, SMFI shall not (a) permit SPMI to engage in any business or activity other than the buying or selling of gold and other precious metals and entering into lending or derivatives transactions relating thereto in the ordinary course of business and (b) itself engage in any business or activity other than (i) acting as a holding company for SPMI and (ii) acting as a registered open-end management investment company under the 1940 Act.

      6.12 Sale of Assets, Consolidation, Merger, Etc. With respect to SPMI, SMFI shall not permit SPMI to consolidate with, or merge into, any Person other than SMFI or Scudder Gold Fund (a Borrower hereunder), or sell, lease, transfer or otherwise dispose of its assets, except for sales in the ordinary course of business.

                          SECTION 7. EVENTS OF DEFAULT

      Subject to the final paragraph of this Section 7, if any of the following events shall occur and be continuing with respect to any Fund, on its own behalf or if applicable on behalf of the investment portfolios thereof which are Borrowers, as the case may be (each an "Event of Default"):

            (a) A Borrower shall fail to pay any principal of any Loan when due in accordance with the terms thereof or hereof, including without limitation any failure to make a mandatory prepayment due pursuant to the provisions of Section 2.6(b); or a Borrower shall fail to pay any interest on any Loan, or any other amount payable hereunder, within five days after any such interest or other amount becomes due in accordance with the terms thereof or hereof; or

            (b) Any representation or warranty made or deemed made by any Fund, on its own behalf or if applicable on behalf of the investment portfolios thereof which are Borrowers, or made or deemed made at such Fund's or Borrower's request, herein or in any other Loan Document or which is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

            (c) A Fund, on its own behalf or if applicable on behalf of the investment portfolios thereof which are Borrowers, shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs
      (a) and (b) of this Section), and such default shall continue unremedied for a period of 30 days; or solely in the case of such default arising under Sections 5.4, 5.7 or 6.5 hereof, 5 Business Days; or solely in the case of such default arising under Section 5.2(b), 10 days from the delivery of notice thereof by the Administrative Agent to such Fund (unless the Administrative Agent shall have reasonably determined that the non-delivery of information giving rise to such default under Section 5.2(b) shall have materially impaired the rights of the Lenders hereunder, in which case such default shall ripen into an Event of Default if unremedied after 30 days); or

            (d) A Fund, on its own behalf or if applicable on behalf of the investment portfolios thereof which are Borrowers, shall (i) default in any payment of principal of or interest on any Indebtedness (other than the Loans), Interest Rate Agreement, Swap Obligation or in the payment of any Guarantee Obligation, beyond the grace period (not to exceed 30 days), if any, provided in the instrument or agreement under which such Indebtedness, Interest Rate Agreement, Swap Obligation or Guarantee Obligation was created, if the aggregate amount of the Indebtedness, Interest Rate Agreement, Swap Obligations and/or Guarantee Obligations in respect of which such default or defaults shall have occurred is at least 5% of such Fund's or such Borrower's net assets; or (ii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness, Interest Rate Agreement, Swap Obligation or Guarantee Obligation or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Guarantee Obligation, Interest Rate Agreement, or Swap Obligation (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness, Interest Rate Agreement or Swap Obligation to become due prior to its stated maturity or such Guarantee Obligation to become payable if the aggregate amount of the Indebtedness, Interest Rate Agreement, Swap Obligations and/or Guarantee Obligations subject to becoming so due or so payable is at least 5% of such Borrower's or Fund's net assets; or

            (e) (i) A Fund, on its own behalf or if applicable on behalf of the investment portfolios thereof which are Borrowers, shall commence any case, proceeding or other action with respect to itself or any such Borrower (A) under any then applicable law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or a Fund, on its own behalf or if applicable on behalf of any investment portfolio thereof which is a Borrower, shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against such a Fund or Borrower, any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment and (B) remains undismissed, undischarged, unstayed, unvacated or unbonded pending appeal within 60 days from the entry thereof; or (iii) there shall be commenced against a Fund, on its own behalf or if applicable on behalf of the investment portfolios thereof which are Borrowers, any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) such a Fund or Borrower shall take any action in material furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) a Fund, on its own behalf or if applicable on behalf of the investment portfolios thereof which are Borrowers, shall not, or shall be unable to, pay its debts as they become due for ten (10) days after written notice thereof to such Fund or actual knowledge thereof by such Fund, or shall admit in writing its inability to pay its debts as they become due; or

            (f) Either a Borrower or any Commonly Controlled Entity of such Borrower incurs any liability to any Plan maintained by any of them which could reasonably be expected to have a Material Adverse Effect; or

            (g) One or more judgments or decrees shall be entered against a Fund, on its own behalf or if applicable on behalf of the investment portfolios thereof which are Borrowers, involving in the aggregate a liability (not fully covered by insurance or otherwise paid or discharged) of 5% or more of such Fund's or such Borrower's net assets, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 30 days from the entry thereof; or

            (h) Unless consented to by the Lenders, Deutsche IMA or a Person directly controlling, controlled by, or under common control with Deutsche IMA shall no longer act as investment advisor for a Borrower; or

            (i) A Fund's or a Borrower's registration under the 1940 Act shall lapse or be suspended (or proceedings for such purpose shall have been instituted); or

            (j) A Fund, on its own behalf or if applicable on behalf of the investment portfolios thereof which are Borrowers, shall fail to materially comply with its Investment Policies in a manner which the Required Lenders, in their sole reasonable discretion, determine could reasonably be expected to have a Material Adverse Effect and such default (or the Material Adverse Effect arising therefrom if any) shall continue unremedied for a period of 3 days;

then, and in any such event, (A) if such event is an Event of Default specified in paragraph (e) of this Section with respect to such Borrower (or the Fund acting on behalf of one or more Borrowers), automatically the Commitments available to such Borrower (or all of the Borrowers which are investment portfolios of such Fund) shall immediately terminate and the Loans hereunder made to any such Borrower (with accrued interest thereon) and all other amounts owing under this Agreement by such Borrower shall immediately become due and payable, and (B) if such event is any other Event of Default with respect to such Borrower, any or all of the following actions may be taken: (i) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to such Borrower declare the Commitments available to such Borrower (or all of the Borrowers which are investment portfolios of such Fund if such Event of Default is the Fund Event of Default (as defined below)) to be terminated forthwith, whereupon such Commitments shall immediately terminate; and (ii) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to such Borrower, declare the Loans to such Borrower (with accrued interest thereon) and all other amounts owing under this Agreement by such Borrower (or all of the Borrowers which are investment portfolios of such Fund if such Event of Default is a Fund Event of Default) to be due and payable forthwith, whereupon the same shall immediately become due and payable. Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived.

      Notwithstanding any other provision herein to the contrary, Defaults and Events of Default shall have the following results:

            (i) a Default or Event of Default with respect to one Borrower shall not constitute a Default or Event of Default with respect to any other Borrower;

            (ii) except as set forth in clause (iii) below, a Default or Event of Default with respect to a Fund acting on behalf of one or more Borrowers that is an investment portfolio of such Fund shall constitute a Default or Event of Default, as the case may be, only with respect to the Borrower(s) implicated in, or affected by, the act or omission causing such Default or Event of Default;

            (iii) a Fund Default or a Fund Event of Default (each as defined below) with respect to a Fund acting on behalf of one or more Borrowers that is an investment portfolio thereof shall constitute a Default or Event of Default, as the case may be, with respect to all such Borrowers to the extent that such Fund Default or Event of Default is, in the reasonable discretion of the Administrative Agent or the Required Lenders, expected to have a Material Adverse Effect on each such Borrower's ability to perform its obligations under this Agreement and the other Loan Documents; and

            (iv) an Event of Default of the type described in paragraph (h) of this Section 7 shall constitute an Event of Default with respect to all Borrowers for which Deutsche IMA no longer acts as investment manager.

"Fund Event of Default" shall mean an Event of Default with respect to a Fund
(A) of any of the types described in paragraphs (e) or (i) of this Section 7, or
(B) arising from such Fund's failure to comply with the covenants set forth in Sections 5.3, 5.4, 5.5 or 6.5. "Fund Default" shall mean any of the events giving rise to Fund Events of Default, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

                       SECTION 8. THE ADMINISTRATIVE AGENT

      8.1 Appointment. Each Lender hereby irrevocably designates and appoints the Administrative Agent as the agent of such Lender under this Agreement and the other Loan Documents, and each such Lender irrevocably authorizes the Administrative Agent, in such capacity, to take such action on such Lender's behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent.

      8.2 Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence, willful misfeasance, bad faith or misconduct of any agents or attorneys in-fact selected by it with reasonable care.

      8.3 Exculpatory Provisions. Neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (a) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except for its or such Person's own gross negligence or willful misconduct) or (b) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Fund or any Borrower or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of any Borrower or any Fund to perform its obligations hereunder or thereunder. The Administrative Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Fund or any Borrower.

      8.4 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any Note, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation reasonably believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to a Fund or a Borrowers), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders or all of the Lenders, as applicable, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

      8.5 Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent has received notice from a Lender or a Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders and each Borrower. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders or all of the Lenders, as applicable; provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

      8.6 Non-Reliance on Administrative Agent and Other Lenders. Each Lender expressly acknowledges that neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Administrative Agent hereinafter taken, including any review of the affairs of a Fund or Borrower, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrowers and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrowers. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Fund or any Borrower which may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

      8.7 Indemnification. The Lenders agree to indemnify the Administrative Agent in its capacity as such (to the extent not reimbursed by the Borrowers and without limiting the obligation of the Borrowers to do so), ratably according to their respective Commitment Percentages in effect on the date on which indemnification is sought (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with their Commitment Percentages immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Loans) be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the Administrative Agent's gross negligence or willful misconduct. The agreements in this Section shall survive the payment of the Loans and all other amounts payable hereunder.

      8.8 Administrative Agent in Its Individual Capacity. The Administrative Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with any Fund or any Borrower as though the Administrative Agent were not the Administrative Agent hereunder and under the other Loan Documents. With respect to the Loans made by it, the Administrative Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not the Administrative Agent, and the terms "Lender" and "Lenders" shall include the Administrative Agent in its individual capacity.

      8.9 Successor Administrative Agent. The Administrative Agent may resign as Administrative Agent upon 10 Business Days' notice to the Lenders and the Borrowers. If the Administrative Agent shall resign as Administrative Agent under this Agreement and the other Loan Documents, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term "Administrative Agent" shall mean such successor agent effective upon such appointment and approval, and the former Administrative Agent's rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Loans. After any retiring Administrative Agent's resignation as Administrative Agent, the provisions of this Section 8 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Loan Documents.

                            SECTION 9. MISCELLANEOUS

      9.1 Amendments and Waivers. Neither this Agreement nor any other Loan Document, nor any terms hereof or thereof, may be amended, supplemented or modified except in accordance with the provisions of this Section. The Required Lenders may, or, with the written consent of the Required Lenders, the Administrative Agent may, from time to time, (a) enter into with each Fund, on its own behalf or if applicable on behalf of the investment portfolios thereof which are Borrowers, written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of such Borrowers hereunder or thereunder or (b) waive, on such terms and conditions as the Required Lenders or the Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall (i) reduce the amount or extend the scheduled date of maturity of any Loan or of any installment thereof, or reduce the stated rate of any interest or fee payable hereunder or extend the scheduled date of any payment thereof or increase the amount or extend the expiration date of any Lender's Commitment, in each case without the consent of each Lender affected thereby, or (ii) amend, modify or waive any provision of this subsection (or any other provision of this Agreement which expressly provides that the consent of all the Lenders is required to take any action) or reduce the percentage specified in the definition of Required Lenders, or consent to the assignment or transfer by any Borrower of any of its rights and obligations under this Agreement and the other Loan Documents, in each case without the written consent of all the Lenders, or (iii) amend, waive or modify the first two sentences of
Section 2.9(a), in each case without the written consent of all the Lenders, or
(iv) amend, waive or modify the requirement contained in the first sentence of
Section 2.16(a) that consent of all the Lenders is required to approve the addition of Borrowers to this Agreement, in each case without the written consent of all the Lenders, or (v) amend, waive or modify Section 2.6(b) without the written consent of all the Lenders, or (vi) amend, waive or modify Section
6.1 without the written consent of all the Lenders, or (vii) amend, modify or waive any provision of Section 8 without the written consent of the then Administrative Agent. Any such waiver and any such amendment, supplement or modification shall be effective (A) only for such Borrower(s) on whose behalf a Fund executed such document(s) and (B) in the specific instance and for the specific purpose for which given.

      9.2 Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (which writing may be in the form of a facsimile transmission), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or five days after being deposited in the mail, postage prepaid, or, in the case of facsimile notice, when received, addressed as follows in the case of any Fund, any Borrower and the Administrative Agent, and as set forth in
Schedule II in the case of the other parties hereto, or to such other address as may be hereafter notified by the respective parties hereto:

      The Funds and
      the Borrowers:

      With respect to each Fund that is a Massachusetts business trust (and each Borrower which is an investment portfolio thereof):

                               Deutsche Investment Management Americas Inc.
                               Two International Place
                               Boston, Massachusetts 02110
                               Attention: Kevin G. Poole
                               Facsimile:  (617) 443-7057

      With respect to each other Fund (and each Borrower which is an investment portfolio thereof):

                               Deutsche Investment Management Americas Inc.
                               345 Park Avenue
                               New York, New York 10154
                               Attention: Kevin G. Poole
                               Facsimile: (212) 223-3127

        The Administrative
        Agent:

                               JPMORGAN CHASE BANK
                               Loan and Agency Services Group
                               One Chase Manhattan Plaza
                               Eighth Floor
                               New York, New York 10081
                               Attention:  Ms. Laura Rebecca
                               Facsimile: (212) 552-7490

               and

                               JPMORGAN CHASE BANK
                               270 Park Avenue
                               Twentieth Floor
                               New York, New York 10017
                               Attention: Ms. Roberta Whittington
                               Facsimile: (212) 270-0670
provided that any notice, request or demand to or upon the Administrative Agent or the Lenders pursuant to Section 2.2, 2.4, 2.6, or 2.8 shall not be effective until received.

      9.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of any party hereto, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

      9.4 Survival of Representations and Warranties. All representations and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans hereunder.

      9.5 Payment of Expenses and Taxes; Indemnification. (a) Each Fund, on its own behalf or if applicable on behalf of the investment portfolios thereof which are Borrowers, agrees severally (subject to Section 9.5(b) below) (i) to reimburse the Administrative Agent for its reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent, (ii) to reimburse each Lender and the Administrative Agent for all its costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement with respect to such Borrower, the other Loan Documents and any such other documents, including, without limitation, the reasonable fees and disbursements of counsel to each Lender and of counsel to the Administrative Agent, (iii) to indemnify and hold each Lender and the Administrative Agent harmless from any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents with respect to such Borrower, and
(iv) to indemnify and hold each Lender and the Administrative Agent (and their respective affiliates, directors, officers, agents and employees (collectively with the Administrative Agent and the Lenders, the "Indemnified Parties")) harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, reasonable costs, reasonable out-of-pocket expenses or disbursements of any kind or nature whatsoever arising from or in connection with the execution, delivery, enforcement, performance and administration of this Agreement, the actual or proposed use of proceeds, the other Loan Documents and any such other documents, the failure of such Borrower to comply with rules, regulations and laws regarding the business of mutual funds, such Borrower's false or incorrect representations or warranties or other information provided in connection with this Credit Agreement, or failure of such Borrower to comply with covenants contained herein or in any Note in a timely manner (all the foregoing in this clause (iv), collectively, the "indemnified liabilities"), provided, that such Fund, on its own behalf or if applicable on behalf of the investment portfolios thereof which are Borrowers shall have no obligation hereunder to any Indemnified Party with respect to indemnified liabilities to the extent arising from (A) with respect to any Indemnified Party, the gross negligence or willful misconduct of such Indemnified Party, or such Indemnified Party's failure to comply with any material law or regulation governing the transactions contemplated hereby, or (B) disputes arising between or among the Indemnitees with respect to the Credit Agreement. The agreements in this Section shall survive repayment of the Loans and all other amounts payable hereunder.

            (b) Notwithstanding any other provision in this Agreement to the contrary, to the extent any obligation to reimburse or indemnify any Indemnified Party that arises pursuant to Section 9.5(a) is not attributable to any particular Borrower, then such reimbursement or indemnification shall be made by each Borrower (ratably, in accordance with its Pro Rata Allocation). To the extent any such obligation to reimburse or indemnify any Indemnified Party is attributable to one or more Borrowers, then such reimbursement or indemnification shall be made by each such Borrower to the extent of its liability therefor.

      9.6 Successors and Assigns; Participations and Assignments. (a) This Agreement shall be binding upon and inure to the benefit of the Funds, the Borrowers, the Lenders, the Administrative Agent and their respective successors and assigns, except that, except as may otherwise be provided herein, neither any Fund nor any Borrower may assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender.

            (b) Any Lender may, in the ordinary course of its commercial banking business and in accordance with applicable laws, at any time sell to one or more Eligible Lenders ("Participants") participating interests in any Loan owing to such Lender, any Commitment of such Lender or any other interest of such Lender hereunder and under the other Loan Documents. In the event of any such sale by a Lender of a participating interest to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Loan for all purposes under this Agreement and the other Loan Documents, and the Borrowers and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents. Any agreement pursuant to which any Lender may grant such a participating interest shall provide that such Lender shall retain the sole right and responsibility to enforce the obligations of the Borrowers hereunder, including the right to approve any amendment, modification or waiver of any provision of this Agreement; provided that such participation agreement may provide that (i) such Lender will not agree to any modification, amendment or waiver of this Agreement described in clause (i) of the proviso in Section
9.1 without the consent of the Participant and (ii) the Participant may obtain voting rights limited to changes in respect of the principal amount, interest rates, fees and term of the Loans. Each Borrower agrees that if amounts outstanding under this Agreement are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall, to the maximum extent permitted by applicable laws, be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement, provided that, in purchasing such participating interest, such Participant shall be deemed to have agreed to share with the Lenders the proceeds thereof as provided in Section 9.7(a) as fully as if it were a Lender hereunder. Each Borrower also agrees that each Participant shall be entitled to the benefits of Sections 2.10 and 2.11 with respect to its participation in the Commitments and the Loans outstanding from time to time as if it was a Lender; provided that, in the case of Section 2.11, such Participant shall have complied with the requirements of said Section and provided, further, that no Participant shall be entitled to receive any greater amount pursuant to any such Section than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred.

            (c) With the consent of the Borrowers (unless a Default or Event of Default shall have occurred and be continuing or the Assignee (defined below) is an Affiliate of the assigning Lender, in which case such consent shall not be required) and the Administrative Agent (in each case, such consent not to be unreasonably withheld or delayed), any Lender may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time and from time to time assign to any Lender or any affiliate thereof that is an Eligible Lender or to an additional Eligible Lender (an "Assignee") all or any part of its rights and obligations under this Agreement and the other Loan Documents pursuant to an Assignment and Acceptance, substantially in the form of
Exhibit 9.6(c), executed by such Assignee, such assigning Lender and the Administrative Agent (and, provided (i) no Default or Event of Default shall have occurred and be continuing and (ii) the Assignee is not an Affiliate of the assigning Lender, Deutsche IMA or any of the Borrowers) and delivered to the Administrative Agent for its acceptance and recording in the Register; provided, however, that assignments to entities other than Lenders or Affiliates thereof must be in amounts of at least $5,000,000. Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and Acceptance, (x) the Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder with a Commitment as set forth therein, and (y) the assigning Lender thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such assigning Lender shall cease to be a party hereto and the Commitment of the Assignee shall be in an amount equal to that of such assigning Lender prior to the execution of such Assignment and Acceptance).

            (d) The Administrative Agent, on behalf of the Borrowers, shall maintain at the address of the Administrative Agent referred to in Section 9.2 a copy of each Assignment and Acceptance delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Loans owing to, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and each Fund, on its own behalf or if applicable on behalf of the investment portfolios thereof which are Borrowers, the Administrative Agent and the Lenders may (and, in the case of any Loan or other obligation hereunder not evidenced by a Note, shall) treat each

Person whose name is recorded in the Register as the owner of a Loan or other obligation hereunder as the owner thereof for all purposes of this Agreement and the other Loan Documents, notwithstanding any notice to the contrary. Any assignment of any Loan or other obligation hereunder not evidenced by a Note shall be effective only upon appropriate entries with respect thereto being made in the Register. The Register shall be available for inspection by the Borrowers or any Lender at any reasonable time and from time to time upon reasonable prior notice.

            (e) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an Assignee (and the Administrative Agent) together with payment by the assigning Lender or Assignee to the Administrative Agent of a registration and processing fee of $3,000 (for which no Borrower shall have an obligation to reimburse), the Administrative Agent shall (i) promptly accept such Assignment and Acceptance and (ii) on the effective date determined pursuant thereto record the information contained therein in the Register and give notice of such acceptance and recordation to the Lenders and to each Fund, on its own behalf or if applicable on behalf of the investment portfolios thereof which are Borrowers.

            (f) Each Fund, on its own behalf or if applicable on behalf of the investment portfolios thereof which are Borrowers, authorizes each Lender to disclose to any Participant or Assignee (each, a "Transferee") and any prospective Transferee any and all financial information in such Lender's possession concerning such Fund or such Borrower and their Affiliates which has been delivered to such Lender by or on behalf of such Fund or such Borrowers pursuant to this Agreement or which has been delivered to such Lender by or on behalf of such Fund or such Borrowers in connection with such Lender's credit evaluation of such Funds, Borrowers and their Affiliates prior to becoming a party to this Agreement.

            (g) For avoidance of doubt, the parties to this Agreement acknowledge that the provisions of this Section concerning assignments of Loans and Notes relate only to absolute assignments and that such provisions do not prohibit assignments creating security interests, including, without limitation, any pledge or assignment by a Lender of any Loan or Note to any Federal Reserve Bank in accordance with applicable law.

      9.7 Adjustments; Set-off. (a) If any Lender (a "Benefited Lender") shall at any time receive any payment of all or part of its Loans, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 7(e), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender's Loans, or interest thereon, such Benefited Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender's Loan, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such Benefited Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

            (b) In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, with prompt notice subsequent to the exercise of such rights but without prior notice to such Borrower, any such notice being expressly waived by each Fund, on its own behalf or if applicable, on behalf of the investment portfolios thereof which are Borrowers, to the extent permitted by applicable law, upon any amount becoming due and payable by a Borrower hereunder (whether at the stated maturity, by acceleration or otherwise) to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of such Borrower. Each Lender agrees promptly to notify such Borrower and the Administrative Agent after any such set-off and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application.

      9.8 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by facsimile transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with Deutsche IMA and the Administrative Agent.

      9.9 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

      9.10 Waiver of Conflicts; Confidentiality. (a) Each Fund, on its own behalf or on behalf of the investment portfolios thereof which are Borrowers, acknowledges that each of the Administrative Agent and each Lender and their respective affiliates (collectively, the "Bank Parties") may be providing debt financing, equity capital or other services (including financial advisory services) to other companies in respect of which such Funds and Borrowers may have conflicting interests regarding the transactions described herein and otherwise. Except as may otherwise be permitted herein, the Bank Parties will not disclose Confidential Information obtained from such Funds and/or Borrowers by virtue of the transactions contemplated by this Agreement or their other relationships with such Funds and/or Borrowers in connection with the performance by each of the Bank Parties of services for other companies, and each of the Bank Parties will not disclose any such Confidential Information to other companies. Such Funds and Borrowers also acknowledge that no Bank Party has any obligation to use in connection with the transactions contemplated by this Agreement, or to furnish to any Fund or Borrower, confidential information obtained from other companies.

      (b)(i) For purposes of this Section, "Confidential Information" shall mean all information received from any of the Funds, the Borrowers or Deutsche IMA relating to any of them or their business, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis other than as a result of a breach of this

Agreement. Each of the Administrative Agent and each Lender agrees to maintain the confidentiality of, and not to use the Confidential Information, except that Confidential Information may be disclosed (i) to its and its Affiliates' directors, officers, employees and agents, including without limitation accountants, legal counsel and other advisors for purposes relating to the transactions contemplated by this Agreement or for conducting legitimate audits (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Confidential Information and will have agreed to keep such Confidential Information confidential), (ii) to the extent requested by any legal or regulatory authority having or claiming jurisdiction over such Person, (iii) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (iv) to any other party to this Agreement for purposes relating to the transactions contemplated hereby, (v) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (vi) subject to an agreement containing provisions substantially the same as those of this subsection, to any Assignee or Participant or any prospective Assignee or Participant which executes such agreement, or (vii) with the consent of the Borrowers. Any Person required to maintain the confidentiality of Confidential Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

      (ii) Without limiting the foregoing provisions of this Section, in the event that (I) any party to this Agreement (the "Providing Party") provides to another party to this Agreement (the "Recipient Party") non-public personal information concerning individual investors in any Fund or any Borrower that such Providing Party is required to keep confidential under applicable provisions of the Customer Confidentiality Laws and (II) such Providing Party properly identifies such information as such to the Recipient Party at the time such information is provided by, among other means of identification, prominently marking such information with the words "NON-PUBLIC INFORMATION SUBJECT TO CUSTOMER CONFIDENTIALITY LAWS AND SECTION 9.10(b)(ii) OF THE CREDIT AGREEMENT", the Recipient Party shall treat such information as required by the applicable provisions of the Customer Confidentiality Laws, it being understood that this sentence does not, and is not intended to, create independent rights, or rights of action or obligations for any Person not a party to this Agreement and any such action shall constitute an "indemnified liability" under Section
9.5 hereof. "Customer Confidentiality Laws" means Title V of Public Law 106-102, known as the "Graham-Leach-Bliley Act", 15 USC 6801 to 6809, and the rules and regulations adopted thereunder.

      9.11 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE SUBSTANTIVE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD FOR ITS CHOICE OF LAW RULES.

      9.12 Submission To Jurisdiction; Waivers. Each Fund, on its own behalf or if applicable on behalf of the investment portfolios thereof which are Borrowers, the Administrative Agent and the Lenders hereby irrevocably and unconditionally:

            (a) submit for themselves and their respective property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which they are a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

            (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

            (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Fund or such Borrower at its address set forth in Section 9.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

            (d) agrees that nothing herein shall affect the right of any party hereto to effect service of process in any other manner permitted by law or shall limit the right of any party hereto to sue in any other jurisdiction; and

            (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, indirect, punitive or consequential damages.

      9.13 Acknowledgments. Each Fund, on its own behalf or if applicable on behalf of the investment portfolios thereof which are Borrowers, hereby acknowledges that:

            (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

            (b) neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to such Fund or any such Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Administrative Agent and the Lenders, on the one hand, and such Fund and each Borrower, on the other hand, in connection herewith or therewith is solely that of creditor and debtor; and

            (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among such Fund, such Borrowers and the Lenders.

      9.14 WAIVERS OF JURY TRIAL. EACH FUND, ON ITS OWN BEHALF AND IF APPLICABLE ON BEHALF OF THE INVESTMENT PORTFOLIOS THEREOF WHICH ARE BORROWERS, THE ADMINISTRATIVE AGENT AND THE LENDERS

HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

      9.15 Non-Recourse. The Administrative Agent and the Lenders hereby agree for the benefit of Deutsche IMA, and each and every shareholder, trustee, director and officer of the Funds and the Borrowers and any successor, assignee, heir, estate, executor, administrator or personal representative of any such shareholder, trustee, director and officer (a "Non-Recourse Person") that: (a) no Non-Recourse Person shall have any personal liability for any obligation of any Fund or Borrower under this Agreement or any Loan Document or any other instrument or document delivered pursuant hereto or thereto (except, in the case of any shareholder, to the extent of his, her or its investment in a Borrower);
(b) no claim against any Non-Recourse Person may be made for any obligation of any Fund or any Borrower under this Agreement or any Loan Document or other instrument or document delivered pursuant hereto or thereto, whether for payment of principal of, or interest on, the Loans or for any fees, expense, or other amounts payable by any Fund or any Borrower hereunder or thereunder, or otherwise; and (c) the obligations of each Borrower under this Agreement or any Loan Document or other instrument or document delivered pursuant hereto or thereto are enforceable solely against such Borrower and its properties and assets.

      9.16 Integration. This Agreement and the other Loan Documents represent the agreement of each Fund, on its own behalf or if applicable on behalf of the investment portfolios thereof which are Borrowers, the Administrative Agent and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

      9.17 Termination of Existing Credit Facilities; Consent and Waiver. (a) Each of the Lenders hereto that is also a Lender under that certain Credit Agreement dated as of April 28, 1999 (as amended, restated, supplemented or otherwise modified from time to time, including without limitation as terminated, replaced and restated by any Termination, Replacement and Restatement Agreements, the "Kemper Agreement") by and among several of the Borrowers hereto and Chase as Administrative Agent (such Lenders constituting the "Required Lenders" as defined in the Kemper Agreement), hereby (i) acknowledges receipt of such Borrowers' written request to terminate the credit facility that is the subject of the Kemper Agreement and all of the Commitments (as defined in the Kemper Agreement) thereunder on and as of the date hereof,
(ii) waives the requirement contained in Section 2.4 of the Kemper Agreement that such termination shall be effective as of the last day of a calendar quarter, and waives any and all other provisions contained in the Kemper Agreement which would prohibit such termination from occurring on and as of the date hereof, and (iii) consents (and each of such Borrowers hereby consents) to the termination of such credit facility, such Commitments, and the Borrowers' obligations thereunder (except those which by the express terms of the Kemper Agreement survive the termination of such credit facility) on and as of the date hereof. On the date hereof such Borrowers shall pay to the Lenders party to the Kemper Agreement all amounts due and owing to them as required by the Kemper Agreement (including without limitation Section 2.4 thereof) in respect of such termination, such payment to be a condition precedent to the effectiveness of the foregoing termination.

      (b) Each of the Lenders hereto that is also a Lender under that certain Credit Agreement dated as of November 22, 1999 (as amended, restated, supplemented or otherwise modified from time to time, including without limitation as terminated, replaced and restated by any Termination, Replacement and Restatement Agreements, the "Scudder Agreement") by and among several of the Borrowers hereto and Chase as Administrative Agent (such Lenders constituting the "Required Lenders" as defined in the Scudder Agreement), hereby (i) acknowledges receipt of such Borrowers' written request to terminate the credit facility that is the subject of the Scudder Agreement and all of the Commitments (as defined in the Scudder Agreement) thereunder on and as of the date hereof,
(ii) waives the requirement contained in Section 2.4 of the Scudder Agreement that such termination shall be effective as of the last day of a calendar quarter, and waives any and all other provisions contained in the Scudder Agreement which would prohibit such termination from occurring on and as of the date hereof, and (iii) consents (and each of such Borrowers hereby consents) to the termination of such credit facility, such Commitments, and the Borrowers' obligations thereunder (except those which by the express terms of the Scudder Agreement survive the termination of such credit facility) on and as of the date hereof. On the date hereof such Borrowers shall pay to the Lenders party to the Scudder Agreement all amounts due and owing to them as required by the Scudder Agreement (including without limitation Section 2.4 thereof) in respect of such termination, such payment to be a condition precedent to the effectiveness of the foregoing termination.

              [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first written above.

                                   JPMORGAN CHASE BANK,
                                   as Administrative Agent and as a Lender



                                   By:  /s/ Marybeth Mullen
                                      ------------------------------------------
                                   Name:  Marybeth Mullen
                                   Title:  Vice President

                                   Accepted and agreed to by:

                                   SCUDDER CASH INVESTMENT TRUST

                                   SCUDDER FUNDS TRUST, on behalf  of
                                      Scudder Short Term Bond Fund

                                   SCUDDER INCOME TRUST, on behalf of
                                      Scudder GNMA Fund

                                   INVESTMENT TRUST, on behalf of
                                      Scudder Dividend and Growth Fund
                                      Scudder Growth and Income Fund
                                      Scudder Large Growth Fund
                                      Scudder S&P 500 Index Fund
                                      Scudder Small Company Stock Fund
                                      Scudder Capital Growth Fund

                                   SCUDDER PORTFOLIO TRUST, on behalf of
                                      Scudder Income Fund
                                      Scudder Balanced Fund

                                   SCUDDER MUTUAL FUNDS INC., on behalf of
                                   itself and Scudder Gold and Precious
                                   Metals Fund

                                   SCUDDER U.S. TREASURY MONEY FUND

                                   SCUDDER SECURITIES TRUST, on behalf of
                                      Scudder Development Fund
                                      Scudder Health Care Fund
                                      Scudder Technology Innovation Fund
                                      Scudder Small Company Value Fund
                                      Scudder 21st Century Growth Fund

                                   SCUDDER TAX FREE MONEY FUND

                                   SCUDDER MONEY MARKET TRUST, on behalf of
                                   Scudder Money Market Series

                                   SCUDDER PATHWAY SERIES, on behalf of
                                      Pathway Moderate Portfolio
                                      Pathway Conservative Portfolio
                                      Pathway Growth Portfolio

                                   SCUDDER VARIABLE SERIES I, on behalf of
                                      Balanced Portfolio
                                      Bond Portfolio
                                      Capital Growth Portfolio
                                      Global Discovery Portfolio
                                      Growth and  Income Portfolio
                                      International Portfolio
                                      Money Market Portfolio
                                      21st Century Growth Portfolio
                                      Health Sciences Portfolio

                                   SCUDDER MUNICIPAL TRUST, on behalf of
                                      Scudder Managed Municipal Bonds
                                      Scudder High Yield Tax Free Fund

                                   GLOBAL/INTERNATIONAL FUND, INC., on
                                   behalf of
                                      Scudder Emerging Markets Income Fund
                                      Scudder Global  Fund
                                      Scudder Global Bond Fund
                                      Scudder Global Discovery  Fund

                                   THE JAPAN FUND, INC.

                                   SCUDDER STATE TAX FREE TRUST, on behalf
                                   of Scudder Massachusetts Tax Free Fund

                                   SCUDDER TAX FREE TRUST, on behalf of
                                      Scudder Medium Term Tax Free Fund

                                   VALUE EQUITY TRUST, on behalf of
                                      Scudder Large Company Value Fund
                                      Scudder Select 1000 Growth Fund
                                      Scudder Select 500 Fund

                                   SCUDDER INTERNATIONAL FUND, INC.,
                                   on behalf of
                                      Scudder Emerging Markets Growth Fund
                                      Scudder Greater Europe Growth Fund
                                      Scudder International Fund
                                      Scudder Latin America Fund
                                      Scudder Pacific Opportunities Fund

                                   THE BRAZIL FUND, INC.

                                   THE KOREA FUND, INC.

                                   SCUDDER NEW ASIA FUND, INC.

                                   CASH ACCOUNT TRUST, on behalf of
                                      Money Market Portfolio
                                      Government Securities Portfolio
                                      Tax-Exempt Portfolio

                                   CASH EQUIVALENT FUND, on behalf of
                                      Money Market Portfolio
                                      Government Securities Portfolio
                                      Tax-Exempt Portfolio

                                   INVESTORS CASH TRUST, on behalf of
                                   Government Securities Portfolio
                                      Treasury Portfolio

                                   INVESTORS MUNICIPAL CASH FUND, on
                                   behalf of
                                      Investors Florida Municipal Cash Fund
                                      Investors New Jersey Municipal Cash Fund
                                      Investors Michigan Municipal Cash Fund
                                      Investors Pennsylvania Municipal Cash
                                      Tax-Exempt New York Money Market Portfolio

                                   SCUDDER AGGRESSIVE GROWTH FUND

                                   SCUDDER BLUE CHIP FUND

                                   SCUDDER GROWTH FUND

                                   SCUDDER HIGH YIELD SERIES, on behalf of
                                      Scudder High Yield Fund

                                   SCUDDER PORTFOLIOS, on behalf of
                                      Scudder Cash Reserves Fund

                                   SCUDDER DYNAMIC GROWTH FUND

                                   SCUDDER STATE TAX-FREE INCOME SERIES, on behalf of
                                      Scudder CA Tax-Free Income Fund
                                      Scudder FL Tax-Free Income Fund
                                      Scudder NY Tax-Free Income Fund

                                   SCUDDER STRATEGIC INCOME FUND

                                   SCUDDER TECHNOLOGY FUND

                                   SCUDDER TOTAL RETURN FUND

                                   SCUDDER U.S. GOVERNMENT SECURITIES FUND

                                   SCUDDER FOCUS VALUE PLUS GROWTH FUND

                                   TAX-EXEMPT CA MONEY MARKET FUND

                                   SCUDDER MONEY FUNDS, on behalf of
                                      Scudder Money Market Fund
                                      Scudder Government Money Fund
                                      Scudder Tax-Exempt Money Fund

                                   SCUDDER YIELDWISE FUNDS, on behalf of
                                      Scudder YieldWise Money Fund
                                      Scudder YieldWise Government Money Fund
                                      Scudder YieldWise Municipal Money Fund

                                   SCUDDER EQUITY TRUST, on behalf of
                                      Scudder-Dreman Financial Services Fund

                                   SCUDDER INVESTORS TRUST, on behalf of
                                      Scudder Focus Growth Fund
                                      Scudder Research Fund
                                      Scudder S&P 500 Stock Fund

                                   SCUDDER INTERNATIONAL RESEARCH FUND, INC., on behalf of
                                      Scudder International Research Fund

                                   SCUDDER NEW EUROPE FUND, INC.

                                   SCUDDER TARGET FUND (formerly
                                   Scudder Target Equity Fund), on behalf of
                                      Scudder  Target 2010 Fund
                                      Scudder Target 2011 Fund
                                      Scudder Target 2012 Fund (formerly Scudder
                                         Retirement Fund - Series III)
                                      Scudder Retirement Fund - Series IV
                                      Scudder Retirement Fund - Series V
                                      Scudder Retirement Fund - Series VI
                                      Scudder Retirement Fund - Series VII
                                      Scudder Worldwide 2004 Fund

                                   SCUDDER VALUE SERIES, INC., on behalf of
                                      Scudder Contrarian Fund
                                      Scudder-Dreman High Return Equity Fund
                                      Scudder-Dreman Small Cap Value Fund
                                         (formerly Scudder Small Cap Value Fund)

                                   SCUDDER VARIABLE SERIES II, on behalf of
                                      Scudder Aggressive Growth Portfolio
                                      Scudder Blue Chip Portfolio
                                      Scudder Contrarian Value Portfolio
                                      Scudder Global Blue Chip Portfolio
                                      Scudder Government Securities Portfolio
                                      Scudder Growth Portfolio
                                      Scudder High Yield Portfolio
                                      Scudder International Research Portfolio
                                      Scudder Investment Grade Bond Portfolio
                                      Scudder New Europe Portfolio
                                      Scudder Money Market Portfolio
                                      Scudder Small Cap Growth Portfolio
                                      Scudder Strategic Income Portfolio
                                      Scudder Technology Growth Portfolio
                                      Scudder Total Return Portfolio
                                      Scudder Focus Value+Growth Portfolio
                                      SVS Dreman Financial Services Portfolio
                                      SVS Dreman High Return Equity Portfolio
                                      SVS Dreman Small Cap Value Portfolio
                                         (formerly Scudder Small Cap Value
                                         Portfolio)
                                      SVS Focused Large Cap Growth Portfolio
                                      SVS Growth and Income Portfolio
                                      SVS Growth Opportunities Portfolio
                                      SVS Index 500 Portfolio
                                      SVS Dynamic Growth Portfolio
                                      SVS Mid Cap Growth Portfolio
                                      SVS Strategic Equity Portfolio
                                      SVS Venture Value Portfolio

                         SCUDDER INTERMEDIATE GOVERNMENT TRUST


                         SCUDDER MUNICIPAL INCOME TRUST

                         SCUDDER STRATEGIC INCOME TRUST

                         SCUDDER STRATEGIC MUNICIPAL INCOME TRUST



                         By:   /s/ Brenda Lyons
                               ----------------------------------
                               Name: Brenda Lyons
                               Title:  Assistant Treasurer

                  DEUTSCHE INVESTMENT MANAGEMENT AMERICAS INC.
              (Formerly known as Zurich Scudder Investments, Inc.),
                              2002 CREDIT AGREEMENT
                                 SIGNATURE PAGE


                                   ABN AMRO BANK N.V., CHICAGO BRANCH


                                   By:  /s/ Bryan A. Manning
                                        ------------------------------------
                                   Name:  Bryan A. Manning
                                   Title:  Vice President

                                   By:  /s/ John Kirk
                                        ------------------------------------
                                   Name:  John Kirk
                                   Title:  Senior Vice President

                  DEUTSCHE INVESTMENT MANAGEMENT AMERICAS INC.
              (Formerly known as Zurich Scudder Investments, Inc.),
                              2002 CREDIT AGREEMENT
                                 SIGNATURE PAGE


                                     THE BANK OF NOVA SCOTIA


                                     By:  /s/ John M. Morale
                                          ------------------------------
                                     Name:  John M. Morale
                                     Title: Director

                  DEUTSCHE INVESTMENT MANAGEMENT AMERICAS INC.
              (Formerly known as Zurich Scudder Investments, Inc.),
                              2002 CREDIT AGREEMENT
                                 SIGNATURE PAGE

                                BANK OF MONTREAL

                                By:  /s/ Brian L. Banke
                                     ------------------------------
                                Name:  Brian L. Banke
                                Title:  Vice President

                  DEUTSCHE INVESTMENT MANAGEMENT AMERICAS INC.
              (Formerly known as Zurich Scudder Investments, Inc.),
                              2002 CREDIT AGREEMENT
                                 SIGNATURE PAGE

                                   BNP PARIBAS

                                   By:  /s/ Marguerite L. Lebon
                                        ------------------------------
                                   Name:  Marguerite L. Lebon
                                   Title:  Vice President

                                   By:  /s/ Barry K. Chung
                                        ------------------------------
                                   Name:  Barry K. Chung
                                   Title:  Vice Presicent

                  DEUTSCHE INVESTMENT MANAGEMENT AMERICAS INC.
              (Formerly known as Zurich Scudder Investments, Inc.),
                              2002 CREDIT AGREEMENT
                                 SIGNATURE PAGE


                                     BROWN BROTHERS HARRIMAN & CO.


                                     By:  /s/ Susan C. Livingston
                                          ------------------------------
                                     Name:  Susan C. Livingston
                                     Title: Partner

                  DEUTSCHE INVESTMENT MANAGEMENT AMERICAS INC.
              (Formerly known as Zurich Scudder Investments, Inc.),
                              2002 CREDIT AGREEMENT
                                 SIGNATURE PAGE


                                 CITIBANK N.A.


                                 By:  /s/ Pierre Guigui
                                      ------------------------------
                                 Name:  Pierre Guigui
                                 Title: Director

                  DEUTSCHE INVESTMENT MANAGEMENT AMERICAS INC.
              (Formerly known as Zurich Scudder Investments, Inc.),
                              2002 CREDIT AGREEMENT
                                 SIGNATURE PAGE


                                  CREDIT LYONNAIS NEW YORK BRANCH


                                  By:  /s/ Sebastian Rocco
                                       -----------------------------------
                                  Name:  Sebastian Rocco
                                  Title:  Senior Vice President

                  DEUTSCHE INVESTMENT MANAGEMENT AMERICAS INC.
              (Formerly known as Zurich Scudder Investments, Inc.),
                              2002 CREDIT AGREEMENT
                                 SIGNATURE PAGE


                                CREDIT SUISSE FIRST BOSTON


                                By:  /s/ Jay Chall
                                     ---------------------------------------
                                Name: Jay Chall
                                Title: Director

                                By:  /s/ Jeffrey Bernstein
                                     ------------------------------
                                Name:  Jeffrey Bernstein
                                Title:  Vice President

                  DEUTSCHE INVESTMENT MANAGEMENT AMERICAS INC.
              (Formerly known as Zurich Scudder Investments, Inc.),
                              2002 CREDIT AGREEMENT
                                 SIGNATURE PAGE

                                 DANSKE BANK
                                 NEW YORK BRANCH

                                 By:  /s/ George Neofitrois
                                      ------------------------------
                                 Name:  George Neofitrois
                                 Title:  Vice President

                  DEUTSCHE INVESTMENT MANAGEMENT AMERICAS INC.
              (Formerly known as Zurich Scudder Investments, Inc.),
                              2002 CREDIT AGREEMENT
                                 SIGNATURE PAGE

                                        FLEET NATIONAL BANK

                                        By: /s/ Scott F. Davis
                                            ------------------------------
                                        Name: Scott F. Davis
                                        Title: Associate

                  DEUTSCHE INVESTMENT MANAGEMENT AMERICAS INC.
              (Formerly known as Zurich Scudder Investments, Inc.),
                              2002 CREDIT AGREEMENT
                                 SIGNATURE PAGE

                                        LLOYDS TSB BANK PLC

                                        By: /s/ Michael J. Gilligan
                                            ------------------------------
                                        Name: Michael J. Gilligan
                                        Title: Director
                                               Financial Institutions, USA
                                               G311

                                        By: /s/ Matthew S. R. Tuck
                                            ------------------------------
                                        Name: Matthew S. R. Tuck
                                        Title: Vice President
                                               Financial Institutions, USA
                                               T020

                  DEUTSCHE INVESTMENT MANAGEMENT AMERICAS INC.
              (Formerly known as Zurich Scudder Investments, Inc.),
                              2002 CREDIT AGREEMENT
                                 SIGNATURE PAGE

                                        MELLON BANK, N.A.

                                        By: /s/ Marla A. DeYulis
                                            ------------------------------
                                        Name:  Marla A. DeYulis
                                        Title:  Lending Officer

                  DEUTSCHE INVESTMENT MANAGEMENT AMERICAS INC.
              (Formerly known as Zurich Scudder Investments, Inc.),
                              2002 CREDIT AGREEMENT
                                 SIGNATURE PAGE

                                        NORDDEUTSCHE LANDESBANK
                                        GIROZENTRALE NEW YORK BRANCH

                                        By: /s/ Josef Haas
                                            ------------------------------
                                        Name: Josef Haas
                                        Title: Vice President

                                        By: /s/ Georg Peters
                                            ------------------------------
                                        Name: Georg Peters
                                        Title: Vice President & Manager

                  DEUTSCHE INVESTMENT MANAGEMENT AMERICAS INC.
              (Formerly known as Zurich Scudder Investments, Inc.),
                              2002 CREDIT AGREEMENT
                                 SIGNATURE PAGE

                                        THE ROYAL BANK OF SCOTLAND PLC

                                        By: /s/ Clark McGinn
                                            ------------------------------
                                        Name: Clark McGinn
                                        Title: Senior Vice President

                  DEUTSCHE INVESTMENT MANAGEMENT AMERICAS INC.
              (Formerly known as Zurich Scudder Investments, Inc.),
                              2002 CREDIT AGREEMENT
                                 SIGNATURE PAGE

                                        SOCIETE GENERALE

                                        By: /s/ Dabney Giles Treacy
                                            ------------------------------
                                        Name: Dabney Giles Treacy
                                        Title: Director

                  DEUTSCHE INVESTMENT MANAGEMENT AMERICAS INC.
              (Formerly known as Zurich Scudder Investments, Inc.),
                              2002 CREDIT AGREEMENT
                                 SIGNATURE PAGE

                                        STATE STREET BANK AND TRUST CO.

                                        By: /s/ John T. Daley
                                            ------------------------------
                                        Name: John T. Daley
                                        Title: Vice President

                  DEUTSCHE INVESTMENT MANAGEMENT AMERICAS INC.
              (Formerly known as Zurich Scudder Investments, Inc.),
                              2002 CREDIT AGREEMENT
                                 SIGNATURE PAGE

                                        UBS AG, STAMFORD BRANCH

                                        By: /s/ Wilfred Saint
                                            ------------------------------
                                        Name: Wilfred Saint
                                        Title: Associate Director
                                               Banking Products Services, US

                                        By: /s/ Thomas R. Salzono
                                            ------------------------------
                                        Name: Thomas R. Salzono
                                        Title: Director
                                               Banking Products Services, US

                  DEUTSCHE INVESTMENT MANAGEMENT AMERICAS INC.
              (Formerly known as Zurich Scudder Investments, Inc.),
                              2002 CREDIT AGREEMENT
                                 SIGNATURE PAGE

                                        WESTDEUTSCHE LANDESBANK
                                        GIROZENTRALE, NEW YORK BRANCH

                                        By: /s/ Terence R. Law
                                            ------------------------------
                                        Name: Terence R. Law
                                        Title: Executive Director

                                        By: /s/ David J. Sellers
                                            ------------------------------
                                        Name: David J. Sellers
                                        Title: Director

                                   SCHEDULE I
                        BORROWERS & PRO RATA ALLOCATIONS

                                                         DESIGNATED
                                                        BORROWERS(1)
                                                        & BORROWER
                                                           ASSET
                                                          COVERAGE
BORROWER NAME                                              RATIO      ALLOCATION
-------------                                           ------------  ----------
Scudder Cash Investment Trust                                    300%       1.13%

Scudder Funds Trust on behalf  of
   Scudder Short Term Bond Fund                                  300%       1.11%

Scudder Income Trust on behalf of
   Scudder GNMA Fund                                             300%       4.16%

Investment Trust  on behalf of
   Scudder Dividend and Growth Fund                              300%       0.03%
   Scudder Growth and Income Fund                                300%       6.63%
   Scudder Large Company Growth Fund                             300%       0.78%
   Scudder S&P 500 Index Fund                                    300%       0.84%
   Scudder Small Company Stock Fund                              300%       0.09%
   Scudder Capital Growth Fund                                   300%       1.73%

Scudder Portfolio Trust on behalf of
   Scudder Income Fund                                           300%       1.19%
   Scudder Balanced Fund                                         300%       0.87%

Scudder Mutual Funds Inc. on behalf of
   Scudder Gold and Precious Metals Fund                       D 400%       0.11%

Scudder U.S. Treasury Money Fund                                 300%       0.34%

Scudder Securities Trust  on behalf of
   Scudder Development Fund                                      300%       0.32%
   Scudder Health Care Fund                                      300%       0.22%
   Scudder Technology Innovation Fund                            300%       0.26%
   Scudder Small Company Value Fund                              300%       0.24%
   Scudder 21st Century Growth Fund                              300%       0.26%

Scudder Tax Free Money Fund                                      300%       0.32%

----------
(1) Each Designated Borrower is indicated by the letter "D". The Asset Coverage Ratio for any Designated Borrower is such Borrower's Designated Borrower Asset Coverage Ratio.

Scudder Money Market Trust on behalf of
   Scudder Money Market Series                                   300%       7.57%

Scudder Pathway Series  on behalf of
   Pathway Moderate Portfolio                                    300%       0.24%
   Pathway Conservative Portfolio                                300%       0.11%
   Pathway Growth Portfolio                                      300%       0.21%

Scudder Variable Series I on behalf of
   Balanced Portfolio                                            300%       0.16%
   Bond Portfolio                                                300%       0.18%
   Capital Growth Portfolio                                      300%       0.81%
   Global Discovery Portfolio                                    300%       0.15%
   Growth and Income Portfolio                                   300%       0.18%
   International Portfolio                                       300%       0.47%
   Money Market Portfolio                                        300%       0.14%
   21st Century Growth Portfolio                                 300%       0.04%
   Health Sciences Portfolio                                     300%       0.06%

Scudder Municipal Trust on behalf of
   Scudder Managed Municipal Bonds                               300%       4.73%
   Scudder High Yield Tax Free Fund                              300%       0.63%

Global/International Fund, Inc. on behalf of
   Scudder Emerging Markets Income Fund                        D 400%       0.13%
   Scudder Global  Fund                                          300%       1.04%
   Scudder Global Bond Fund                                      300%       0.17%
   Scudder Global Discovery  Fund                                300%       0.49%

The Japan Fund, Inc.                                             300%       0.31%

Scudder State Tax Free Trust. on behalf of
   Scudder Massachusetts Tax Free Fund                           300%       0.49%

Scudder Tax Free Trust  on behalf of
   Scudder Medium Term Tax Free Fund                             300%       0.60%

Value Equity Trust on behalf of
   Scudder Large Company Value Fund                              300%       2.00%
   Scudder Select 1000 Growth Fund                               300%       0.02%
   Scudder Select 500 Fund                                       300%       0.05%

Scudder International Fund, Inc. on behalf of                  D 400%       0.05%
   Scudder Emerging Markets Growth Fund
   Scudder Greater Europe Growth Fund                            300%       0.63%
   Scudder International Fund                                    300%       2.63%
   Scudder Latin America Fund                                  D 400%       0.33%
   Scudder Pacific Opportunities Fund                          D 400%       0.09%

The Brazil Fund, Inc.                                         D 2000%       0.27%

The Korea Fund, Inc.                                          D 2000%       0.82%

Scudder New Asia Fund, Inc.                                   D 2000%       0.09%

CASH ACCOUNT TRUST
   Money Market Portfolio                                        300%
   Government Securities Portfolio                               300%       1.75%
   Tax-Exempt Portfolio                                          300%       1.04%

CASH EQUIVALENT FUND
   Money Market Portfolio                                        300%       0.88%
   Government Securities Portfolio                               300%       0.47%
   Tax-Exempt Portfolio                                          300%       0.30%

INVESTORS CASH TRUST
   Government Securities Portfolio                               300%       0.49%
   Treasury Portfolio                                            300%       0.06%

INVESTORS MUNICIPAL CASH FUND
   Investors Florida Municipal Cash Fund                         300%       0.06%
   Investors New Jersey Municipal Cash Fund                      300%       0.07%
   Investors Michigan Municipal Cash Fund                        300%       0.03%
   Investors Pennsylvania Municipal Cash Fund                    300%       0.03%
   Tax-Exempt New York Money Market Portfolio                    300%       0.17%

SCUDDER AGGRESSIVE GROWTH FUND                                   300%       0.18%

SCUDDER BLUE CHIP FUND                                           300%       0.76%

SCUDDER GROWTH FUND                                              300%       1.45%

SCUDDER HIGH YIELD SERIES
   Scudder High Yield Fund                                       300%       2.76%

SCUDDER PORTFOLIOS
   Scudder Cash Reserves Fund                                    300%       0.47%

SCUDDER DYNAMIC GROWTH FUND                                      300%       0.40%

SCUDDER STATE TAX-FREE INCOME SERIES
   Scudder CA Tax-Free Income Fund                               300%       1.04%
   Scudder  FL Tax-Free Income Fund                              300%       0.07%
   Scudder NY Tax-Free Income Fund                               300%       0.37%

SCUDDER STRATEGIC INCOME FUND                                    300%       0.42%

SCUDDER TECHNOLOGY FUND                                       D 1000%       2.13%

SCUDDER TOTAL RETURN FUND                                        300%       2.74%

SCUDDER U.S. GOVERNMENT SECURITIES FUND                          300%       3.95%

SCUDDER FOCUS VALUE PLUS GROWTH FUND                             300%       0.11%

TAX-EXEMPT CA MONEY MARKET FUND                                  300%       0.52%

SCUDDER MONEY FUNDS
   Scudder Money Market Fund                                     300%       5.25%
   Scudder Government Money Fund                                 300%       0.67%
   Scudder Tax-Exempt Money Fund                                 300%       0.69%

SCUDDER YIELDWISE FUNDS
   Scudder YieldWise Money Fund                                  300%       0.83%
   Scudder YieldWise Government Money Fund                       300%       0.29%
   Scudder YieldWise Municipal Money Fund                        300%       0.46%

SCUDDER EQUITY TRUST
   Scudder-Dreman Financial Services Fund                        300%       0.16%

SCUDDER INVESTORS TRUST
   Scudder Focus Growth Fund                                     300%       0.01%
   Scudder Research Fund                                         300%       0.01%
   Scudder S&P 500 Stock Fund                                    300%       0.08%

SCUDDER INTERNATIONAL RESEARCH FUND, INC.
   Scudder International Research Fund
                                                                 300%       0.01%

SCUDDER NEW EUROPE FUND, INC.                                    300%       0.16%

SCUDDER TARGET FUND (formerly Scudder
Target Equity  Fund)
   Scudder  Target 2010 Fund                                     300%       0.07%
   Scudder Target 2011 Fund                                      300%       0.12%
   Scudder Target 2012 Fund
      (formerly Scudder Retirement Fund - Series III)            300%       0.08%
   Scudder Retirement Fund - Series IV                           300%       0.08%
   Scudder Retirement Fund - Series V                            300%       0.09%
   Scudder Retirement Fund - Series VI                           300%       0.05%
   Scudder Retirement Fund - Series VII                          300%       0.04%
   Scudder Worldwide 2004 Fund                                   300%       0.02%

SCUDDER VALUE SERIES, INC.
   Scudder Contrarian Fund                                       300%       0.21%
   Scudder-Dreman High Return Equity Fund                        300%       4.13%
   Scudder-Dreman Small Cap Value Fund
      (formerly Scudder Small Cap Value Fund)                    300%       0.39%

SCUDDER VARIABLE SERIES II
   Scudder Aggressive Growth Portfolio                           300%       0.07%
   Scudder Blue Chip Portfolio                                   300%       0.23%
   Scudder Contrarian Value Portfolio                            300%       0.25%
   Scudder Global Blue Chip Portfolio                            300%       0.04%
   Scudder Government Securities Portfolio                       300%       0.31%
   Scudder Growth Portfolio                                      300%       0.38%
   Scudder High Yield Portfolio                                  300%       0.32%
   Scudder International Research Portfolio                      300%       0.11%
   Scudder Investment Grade Bond Portfolio                       300%       0.14%
   Scudder New Europe Portfolio                                  300%       0.02%
   Scudder Money Market Portfolio                                300%       0.66%
   Scudder Small Cap Growth Portfolio                            300%       0.21%
   Scudder Strategic Income Portfolio                            300%       0.02%
   Scudder Technology Growth Portfolio                        D 2000%       0.33%
   Scudder Total Return Portfolio                                300%       0.82%
   Scudder Focus Value+Growth Portfolio                          300%       0.13%
   SVS Dreman Financial Services Portfolio                       300%       0.12%
   SVS Dreman High Return Equity Portfolio                       300%       0.47%

   SVS Dreman Small Cap Value Portfolio
      (formerly Scudder Small Cap Value Portfolio)               300%       0.20%
   SVS Growth Opportunities Portfolio                            300%       0.16%
   SVS Index 500 Portfolio                                       300%       0.23%
   SVS Dynamic Growth Portfolio                                  300%       0.02%
   SVS Mid Cap Growth Portfolio                                  300%       0.05%
   SVS Strategic Equity Portfolio                                300%       0.05%
   SVS Venture Value Portfolio                                   300%       0.12%
   SVS Focused Large Cap Growth Portfolio                        300%       0.06%
   SVS Growth and Income Portfolio                               300%       0.18%

SCUDDER INTERMEDIATE GOVERNMENT TRUST
                                                                 300%       0.24%

SCUDDER MUNICIPAL INCOME TRUST                                   300%       0.71%

SCUDDER STRATEGIC INCOME TRUST                                   300%       0.14%

SCUDDER STRATEGIC MUNICIPAL INCOME TRUST
                                                                 300%       0.19%

                                   SCHEDULE II
                          COMMITMENTS, ADDRESSES, ETC.

                                                                                 AMOUNT OF
                                                AMOUNT OF                       SWING LINE
NAME AND ADDRESS OF LENDER                    COMMITMENT ($)                    COMMITMENT
--------------------------                    --------------                    ----------
JPMORGAN CHASE BANK                            $100,000,000                             $0
270 Park Avenue, 15th Floor
New York, New York 10017
Attn:  Marybeth Mullen
Tel:   (212) 270-5049
Fax:  (212) 270-0670
E-mail:  marybeth.mullen@jpmorgan.com

STATE STREET BANK AND TRUST CO.                $125,000,000                   $125,000,000
Lafayette Corp. Center
2 Avenue de Lafayette
2nd Floor
Boston, MA  02211
Attn:  John Daley
Tel:   (617) 662-2312
Fax:  (617) 662-2325
E-mail:  jtdaley@statestreet.com

CREDIT LYONNAIS NEW YORK BRANCH                 $100,000,000                            $0
Credit Lyonnais Building
1301 Avenue of the Americas
New York, New York  10019-6022
Attn:  Rose Marie Dicanto
Tel:   (212) 261-7407
Fax:  (212) 261-3438
E-mail:  dicanto@clamericas.com

DANSKE BANK                                     $100,000,000                            $0
NEW YORK BRANCH
299 Park Avenue, 14th Floor
New York, New York 10171
Attn:  George Neofitidis
Tel:   (212) 984-8439
Fax:  (212) 984-9568
E-mail:  gne@us.danskebank.com

FLEET NATIONAL BANK                             $100,000,000                            $0
100 Federal Street MADE 10010H
Boston, MA  02110
Attn:  Robert McClelland
Tel:   (617) 434-3710
Fax:  (617) 434-1096
E-mail:  robert_w_mcclellane@fleet.com

ABN AMRO BANK N.V.,
CHICAGO BRANCH                                   $70,000,000                            $0
135 South LaSalle Street
Chicago, IL  60603
Attn:  Bryan Manning
Tel:   (312) 904-5035
Fax:  (312) 904-4563
E-mail:  bryan.manning@abnamro.com

BNP PARIBAS                                      $70,000,000                            $0
787 Seventh Avenue
New York, New York  10019-6016
Attn:  Barry Chung
Tel:   (212) 841-2989
Fax:  (212) 841-2533
E-mail:  barry.chung@americas.bnpparibas.com

CITIBANK N.A.                                    $70,000,000                            $0
388 Greenwich Street, 22nd Floor
New York, New York  10013
Attn:  Pierre Guigui
Tel:   (212) 816-3363
Fax:  (212) 816-4140\
E-mail:  pierre.n.guigui@citi.com

LLOYDS TSB BANK PLC                              $70,000,000                            $0
1251 Avenue of the Americas, 39th Floor
New York, New York  10020
Attn:  Michael Gilligan
Tel:   (212) 930-8911
Fax:  (212) 930-5098
E-mail:  mgilligan@lloydstsb-usa.com

THE ROYAL BANK OF SCOTLAND PLC                   $70,000,000                            $0
101 Park Avenue
New York, New York  10178
Attn:  Clark McGinn
Tel:   (212) 401-3767
Fax:  (212) 401-3456
E-mail:  clark.mcginn@rbos.com

THE BANK OF NOVA SCOTIA                          $50,000,000                            $0
New York Agency
1675 Broadway, 24th Floor
New York, New York 10019
Attn:  John Morale
Tel:   (917) 744-0840
Fax:  (212) 506-6996
E-mail:  jmorale@scotiacapital.com

BANK OF MONTREAL                                 $50,000,000                            $0
3 Times Square
New York, New York 10036
Attn:  Brian Banke
Tel:   (212) 605-1643
Fax:  (212) 605-1454
E-mail:  brianbanke@bmo.com

CREDIT SUISSE FIRST BOSTON                       $50,000,000                            $0
Eleven Madison Avenue
New York, New York  10010-3629
Attn:  Karl Studer
Tel:   (212) 325-9163
Fax:  (212)325-8320
Karl.Studer@csfb.com

MELLON BANK, N.A.                                $50,000,000                            $0
One Mellon Bank Center
Pittsburgh, PA  15258-0001
Attn:  Marla DeYulis
Tel:   (412) 236-9141
Fax:  (412) 234-8087
E-mail:  deyulis.ma@mellon.com

NORDDEUTSCHE LANDESBANK                          $50,000,000                            $0
GIROZENTRALE NEW YORK BRANCH
1114 Avenue of the Americas
New York, New York  10036
Attn:  Georg Peters
Tel:   (212) 812-6993
Fax:  (212) 812-6860
E-mail:  georg.peters@nordlb.com

SOCIETE GENERALE                                 $50,000,000                            $0
1221 Avenue of the Americas
New York, New York  10020
Attn:  Dabney Treacy
Tel:   (212) 278-7174
Fax:  (212) 278-7569
E-mail:  dabney.treacy@us.socgen.com

UBS AG, STAMFORD BRANCH                          $50,000,000                            $0
677 Washington Boulevard
Stamford, CT  06901
Attn:  Gregory Raue
Tel:   (212) 821-3335
Fax:  (212) 821-3330
E-mail:  gregory.raue@ubsw.com

WESTDEUTSCHE LANDESBANK                          $50,000,000                            $0
GIROZENTRALE, NEW YORK BRANCH
1211 Avenue of the Americas
New York, New York  10036
Attn:  Terence Law
Tel:    (212) 852-6242
Fax:   (212) 852-6156
E-mail:  terence_law@westlb.com

BROWN BROTHERS HARRIMAN & CO.                    $25,000,000                            $0
40 Water Street
Boston, MA  02109-3661
Attn:  Carolyn Bianchi
Tel:   (617) 772-1376
Fax:  (617) 772-2333
E-mail:  carolyn.bianchi@bbn.com

                                  SCHEDULE III

                        INVESTMENT MANAGEMENT AGREEMENTS

         For each Fund, an Investment Management Agreement dated April 5, 2002 between Deutsche IMA and such Fund.

SCHEDULE IV

                               CUSTODY AGREEMENTS

1. Custodian Agreement between State Street Bank and Trust Company and Scudder Cash Investment Trust dated March 19, 1980, as amended.

2. Custodian Agreement between State Street Bank and Trust Company and Scudder Funds Trust dated December 17, 1982, as amended.

3. Custodian Agreement between State Street Bank and Trust Company and Scudder Income Trust dated November 30, 1984, as amended.

4. Custodian Agreement between State Street Bank and Trust Company and Investment Trust dated December 31, 1984, as amended.

5. Custodian Agreement between State Street Bank and Trust Company and Scudder Portfolio Trust dated December 31, 1984, as amended.

6. Custodian Agreement between State Street Bank and Trust Company and Scudder Mutual Funds, Inc. dated August 23, 1991, as amended.

7. Custodian Agreement between State Street Bank and Trust Company and Scudder U.S. Treasury Money Fund dated May 21, 1980, as amended.

8. Custodian Agreement between State Street Bank and Trust Company and Scudder Securities Trust dated September 6, 1995, as amended.

9. Custodian Agreement between State Street Bank and Trust Company and Scudder Tax Free Money Fund dated December 31, 1979, as amended.

10. Custodian Agreement between State Street Bank and Trust Company and Scudder Money Market Trust dated August 7, 2000, as amended.

11. Custodian Agreement between State Street Bank and Trust Company and Scudder Pathway Series dated November 15, 1996, as amended.

12. Custodian Agreement between State Street Bank and Trust Company and Scudder Variable Series I dated August 22, 1985, as amended.

13. Custodian Agreement between State Street Bank and Trust Company and Scudder Municipal Trust dated February 7, 2000, as amended.

14. Custodian Agreement between State Street Bank and Trust Company and Scudder State Tax Free Trust dated June 14, 1983, as amended.

15. Custodian Agreement between State Street Bank and Trust Company and Scudder Tax Free Trust dated April 12, 1983, as amended.

16. Custodian Agreement between State Street Bank and Trust Company and Value Equity Trust dated October 1, 1982, as amended.

17. Custodian Agreement between State Street Bank and Trust Company and Cash Account Trust dated April 19, 1999, as amended.

18. Custodian Agreement between State Street Bank and Trust Company and Cash Equivalent Fund dated April 19, 1999, as amended.

19. Custodian Agreement between State Street Bank and Trust Company and Investors Cash Trust dated April 19, 1999, as amended.

20. Custodian Agreement between State Street Bank and Trust Company and Investors Municipal Cash Fund dated May 3, 1999, as amended.

21. Custodian Agreement between State Street Bank and Trust Company and Scudder Aggressive Growth Fund dated February 22, 1999, as amended.

22. Custodian Agreement between State Street Bank and Trust Company and Scudder Blue Chip Fund dated March 3, 1999, as amended.

23. Custodian Agreement between State Street Bank and Trust Company and Scudder Growth Fund dated March 3, 1999, as amended.

24. Custodian Agreement between State Street Bank and Trust Company and Scudder High Yield Series dated April 5, 1999, as amended.

25. Custodian Agreement between State Street Bank and Trust Company and Scudder Portfolios dated April 5, 1999, as amended.

26. Custodian Agreement between State Street Bank and Trust Company and Scudder Dynamic Growth Fund dated April 5, 1999, as amended.

27. Custodian Agreement between State Street Bank and Trust Company and Scudder State Tax-Free Income Series dated March 15, 1999, as amended.

28. Custodian Agreement between State Street Bank and Trust Company and Scudder Strategic Income Fund dated March 22, 1999, as amended.

29. Custodian Agreement between State Street Bank and Trust Company and Scudder Technology Fund dated March 3, 1999, as amended.

30. Custodian Agreement between State Street Bank and Trust Company and Scudder Total Return Fund dated February 22, 1999, as amended.

31. Custodian Agreement between State Street Bank and Trust Company and Scudder U.S. Government Securities Fund dated April 5, 1999, as amended.

32. Custodian Agreement between State Street Bank and Trust Company and Scudder Focus Value Plus Growth Fund dated April 19, 1999, as amended.

33. Custodian Agreement between State Street Bank and Trust Company and Tax-Exempt CA Money Market Fund dated May 3, 1999, as amended.

34. Custodian Agreement between State Street Bank and Trust Company and Zurich Money Funds dated April 19, 1999, as amended.

35. Custodian Agreement between State Street Bank and Trust Company and Zurich Yieldwise Funds dated November 30, 1998, as amended.

36. Custodian Agreement between State Street Bank and Trust Company and Scudder Equity Trust dated March 9, 1998, as amended.

37. Custodian Agreement between State Street Bank and Trust Company and Scudder Investors Trust dated December 30, 1998, as amended.

38. Custodian Agreement between State Street Bank and Trust Company and Scudder Target Fund dated February 22, 1999, as amended.

39. Custodian Agreement between State Street Bank and Trust Company and Scudder Value Series, Inc. dated February 22, 1999, as amended.

40. Custodian Agreement between State Street Bank and Trust Company and Scudder Variable Series II dated February 22, 1999, as amended.

41. Custodian Agreement between State Street Bank and Trust Company and Scudder Intermediate Government Trust dated April 5, 1999, as amended.

42. Custodian Agreement between State Street Bank and Trust Company and Scudder Municipal Income Trust dated March 15, 1999, as amended.

43. Custodian Agreement between State Street Bank and Trust Company and Scudder Strategic Income Trust dated March 22, 1999, as amended.

44. Custodian Agreement between State Street Bank and Trust Company and Scudder Strategic Municipal Income Trust dated March 15, 1999, as amended.

45. Custodian Agreement between Brown Brothers Harriman and Global/International Fund, Inc. dated [DATE], as amended.

46. Custodian Agreement between Brown Brothers Harriman and The Japan Fund, Inc. dated [DATE], as amended.

47. Custodian Agreement between Brown Brothers Harriman and Scudder International Fund, Inc. dated [DATE], as amended.

48. Custodian Agreement between Brown Brothers Harriman and The Brazil Fund, Inc. dated [DATE], as amended.

49. Custodian Agreement between Brown Brothers Harriman and The Korea Fund, Inc. dated [DATE], as amended.

50. Custodian Agreement between Brown Brothers Harriman and Scudder New Asia Fund, Inc. dated [DATE], as amended.

51. Custodian Agreement between Brown Brothers Harriman and Scudder International Research Fund, Inc. dated [DATE], as amended.

52. Custodian Agreement between Brown Brothers Harriman and Scudder New Europe Fund, Inc. dated [DATE], as amended.

                                                                  EXHIBIT 2.5(E)

                                  FORM OF NOTE

$__________________                                           New York, New York
                                                                         , 200__


            FOR VALUE RECEIVED, [the Borrower] (the "Borrower"), hereby unconditionally promises to pay to the order of __________________________, at the office of JPMORGAN CHASE BANK, as administrative agent for the Lenders (the "Lenders") under the Credit Agreement, as hereinafter defined (in such capacity, the "Administrative Agent"), located at 270 Park Avenue, New York, New York 10017, in lawful money of the United States of America and in immediately available funds, on the Maturity Date the principal amount of (a)__________ DOLLARS ($ ), or, if less (b) the aggregate unpaid principal amount of all Loans made by the Lenders to the Borrower pursuant to subsection 2.1 of the Credit Agreement, as hereinafter defined.

            The undersigned further agrees to pay interest in like money at such office on the unpaid principal amount hereof from time to time from the Closing Date at the applicable rates per annum set forth in subsection 2.7 of the Credit Agreement referred to below until any such amount shall become due and payable (whether at the stated maturity, by acceleration or otherwise), and thereafter on such overdue amount at the rate per annum set forth in subsection 2.7(b) of the Credit Agreement until paid in full (both before and after judgment). Interest shall be payable in arrears on each applicable Interest Payment Date, commencing on the first such date to occur after the date hereof and terminating upon payment (including prepayment) in full of the unpaid principal amount hereof; provided that interest accruing on any overdue amount shall be payable on demand.

            The holder of this Note is authorized to endorse on the schedule annexed hereto and made a part hereof the date and amount of each Loan made to the Borrower pursuant to the Credit Agreement and the date and amount of each payment or prepayment of principal thereof. Each such endorsement shall constitute prima facie evidence of the accuracy of the information endorsed. The failure to make any such endorsement shall not affect the obligations of the Borrower in respect of such Loan.

            This Note (a) is one of the Notes referred to in the Credit Agreement, dated as of April 11, 2002 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among the Borrower, the Lenders and the Administrative Agent, (b) is subject to the provisions of the Credit Agreement and (c) is subject to optional and mandatory prepayment in whole or in part as provided in the Credit Agreement.

            Upon the occurrence of one or more Events of Default, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided in the Credit Agreement.

            All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

            Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

            THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE SUBSTANTIVE LAWS OF THE STATE OF NEW YORK.

                                                      [NAME OF FUND]  on behalf
                                                      of [NAME OF BORROWER]



                                                      By:
                                                         -----------------------
                                                           Name:
                                                           Title:

                                                              Schedule A to Note

                          LOANS AND REPAYMENTS OF LOANS

                                     AMOUNT OF        UNPAID
                                     PRINCIPAL        PRINCIPAL
                   AMOUNT OF         OF LOANS         BALANCE OF       NOTATION
     DATE            LOANS           REPAID           LOANS            MADE BY
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                                                 EXHIBIT 2.16(A)

                      FORM OF DESIGNATION OF NEW BORROWERS

                                                           --------- --, [     ]

JPMORGAN CHASE BANK, as Administrative Agent

Each of the Lenders under the
Credit Agreement identified below

Ladies and Gentlemen:

         Reference is made to that certain Credit Agreement, dated as of April 11, 2002 among certain mutual funds managed by Deutsche Investment Management Americas Inc. (each, a "Fund", and collectively, the "Funds"), each on behalf of itself, and certain of its respective investment portfolios set forth beneath such Fund's name on the signature pages thereto (each of which investment portfolios is, individually, a "Borrower" and, collectively, the "Borrowers"), the several banks (the "Lenders") from time to time parties thereto and JPMorgan Chase Bank as administrative agent for the Lenders (the "Agreement"). Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

         The undersigned open-end registered investment Company (the "New Fund"), on behalf of the investment portfolios set forth beneath its name (each such investment portfolio a "New Borrower") hereby requests that each New Borrower be admitted as an additional Borrower under the Agreement.

         The New Fund and each New Borrower hereby represent and warrant to the Administrative Agent and each Lender that as of [ ] and after giving effect to the admission of each New Borrower as an additional Borrower under the
Agreement: (i) the representations and warranties set forth in Section 3 of the Agreement are true and correct with respect to it; (ii) it is in compliance in all material respects with all the terms and provisions set forth in the Agreement; (iii) no Default or Event of Default with respect to it has occurred and is continuing.

         Each New Borrower agrees to be bound by the terms and conditions of the Agreement in all respects as a Borrower thereunder and hereby assumes all of the obligations of a Borrower thereunder.

         Please indicate your assent to the admission of each New Borrower as an additional Borrower under the Agreement by executing the [ ] Amendment Agreement dated as of the date hereof.


                                  [SIGNATORIES]

                                                                 EXHIBIT 9.6 (C)

                        FORM OF ASSIGNMENT AND ACCEPTANCE

            Reference is made to the CREDIT AGREEMENT, dated as of April 11, 2002 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among (i) certain mutual funds managed by Deutsche Investment Management Americas Inc., on behalf of themselves and each series or portfolio of the fund named therein (each a "Borrower", and collectively, the "Borrowers"); (ii) JPMorgan Chase Bank, a New York banking corporation, as a Lender and as administrative agent for the Lenders hereunder (in such capacity, the "Administrative Agent") and (iii) the several banks from time to time parties to this Agreement (the "Lenders"). Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

                                                      (the "Assignor") and
            ------------------------------------------
                                             (the "Assignee") agree as follows:
 --------------------------------------------

            1. The Assignor hereby irrevocably sells and assigns to the Assignee without recourse to the Assignor, and the Assignee hereby irrevocably purchases and assumes from the Assignor without recourse to the Assignor, as of the Effective Date (as defined below) the interest described in Schedule 1 hereto (the "Assigned Interest") in and to the Assignor's rights and obligations under the Credit Agreement.

            2. The Assignor (a) makes no representation or warranty and assumes no responsibility with respect to or in any connection with the Credit Agreement or with respect to the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto, other than that the Assignor has not created any adverse claim upon the interest being assigned by it hereunder and that such interest is free and clear of any such adverse claim; (b) makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Borrower, or any other obligor or the performance or observance by any Borrower, or any other obligor of any of their respective obligations under the Credit Agreement or any other Loan Document or any other instrument or document furnished pursuant hereto or thereto; and (c) attaches any Notes held by it evidencing the Assigned Interest and (i) requests that the Administrative Agent, upon request by the Assignee, exchange the attached Notes for a new Note or Notes payable to the Assignee and (ii) if the Assignor has retained any interest in the Assigned Interest, requests that the Administrative Agent exchange the attached Notes for a new Note or Notes payable to the Assignor, in each case in amounts which reflect the assignment being made hereby (and after giving effect to any other assignments which have become effective on the Effective Date).

            3. The Assignee (a) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance; (b) confirms that it has received a copy of the Credit Agreement, together with copies of such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (c) agrees that it will, independently and without reliance upon the Assignor, the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; (d) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Administrative Agent by the terms thereof, together with such powers as are incidental thereto; and (e) agrees that it will perform in accordance with its terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender including, if it is organized under the laws of a jurisdiction outside the United States, its obligation pursuant to subsection 2.11(b) of the Credit Agreement.

            4. The effective date of this Assignment and Acceptance shall be (the "Effective Date"). Following the execution of this Assignment and Acceptance, it will be delivered to the Administrative Agent for acceptance by it and recording by the Administrative Agent pursuant to the Credit Agreement, effective as of the Effective Date (which shall not, unless otherwise agreed to by the Administrative Agent, be earlier than five Business Days after the date of such acceptance and recording by the Administrative Agent).

            5. Upon such acceptance and recording, from and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignee whether such amounts have accrued prior to the Effective Date or accrue subsequent to the Effective Date. The Assignor and the Assignee shall make all appropriate adjustments in payments by the Administrative Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.

            6. From and after the Effective Date, (a) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and under the other Loan Documents and shall be bound by the provisions thereof and (b) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

            7. This Assignment and Acceptance shall be governed by and construed in accordance with the substantive laws of the State of New York.

         IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed as of the date first above written by their respective duly authorized officers.

[NAME OF ASSIGNEE]                                   [NAME OF ASSIGNOR]


By:                                               By:
    --------------------                              --------------------
     Name:                                             Name:
     Title:                                            Title:


Accepted and Consented To:


JPMORGAN CHASE BANK,
as a Lender and as Administrative Agent


By:
    --------------------
     Name:
     Title:


If Required by Credit Agreement:
DEUTSCHE INVESTMENT MANAGEMENT AMERICAS INC., on behalf of itself and Borrowers


By:
    --------------------
     Name:
     Title:

                     SCHEDULE 1 TO ASSIGNMENT AND ACCEPTANCE
                        RELATING TO THE CREDIT AGREEMENT
                           DATED AS OF APRIL 11, 2002



Name of Assignor:
Name of Assignee:
Effective Date of Assignment:

            Principal                                     Commitment Percentage
         Amount Assigned                                       Assigned(2)

         $                                                                    %
          --------------                                  ---.----------------













----------
(2) Calculate the Commitment Percentage that is assigned to at least 15 decimal places and show as a percentage of the aggregate commitments of all Lenders.